                                                                    EXHIBIT 10.1

ALL OBLIGATIONS HEREUNDER CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" WITHIN THE MEANING OF ANY INDENTURES RESPECTING SUBORDINATED DEBT OF THE BORROWER (INCLUDING, WITHOUT LIMITATION, THAT CERTAIN INDENTURE DATED AS OF APRIL 4, 2001 WITH BANKERS TRUST COMPANY, AS TRUSTEE, AS AMENDED)


================================================================================


                          SEVENTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            DATED AS OF JUNE 21, 2005

                                  by and among

                          NCO GROUP, INC., AS BORROWER

                                       and

      THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME, AS LENDERS

                                       and

        CITIZENS BANK OF PENNSYLVANIA, AS ADMINISTRATIVE AGENT AND ISSUER

--------------------------------------------------------------------------------

    RBS SECURITIES CORPORATION, AS THE LEAD ARRANGER AND THE SOLE BOOK RUNNER

                                       and

        NATIONAL CITY BANK, AS JOINT LEAD ARRANGER AND SYNDICATION AGENT,


        BANK OF AMERICA, N.A. AND WACHOVIA BANK, NATIONAL ASSOCIATION AS
                              DOCUMENTATION AGENTS

                                       and

                HSBC BANK USA, NATIONAL ASSOCIATION, AS CO-AGENT

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

         THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 21, 2005, by and between NCO GROUP, INC., a Pennsylvania corporation ("NCOG" or, subject to Section 1.15 (Designation of Additional Borrowers), the "BORROWER") and the Lenders referred to on the signature pages hereto (together with other lenders party hereto from time to time pursuant to Section 11.9 (Successors and Assigns) below, and their successors and assigns, the "LENDERS"), CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank ("CITIZENS") for itself and as Administrative Agent for the other Lenders (in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT"), and Citizens, as issuer of Letters of Credit hereunder (in such capacity, together with its successors and assigns in such capacity, the "ISSUER"), NATIONAL CITY BANK as Joint Lead Arranger and Syndication Agent, BANK OF AMERICA, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION as Documentation Agents and HSBC BANK USA, NATIONAL ASSOCIATION as Co-Agent.

                                    Recitals:

         A. NCO Financial Systems, Inc. ("NCO FINANCIAL") and Mellon Bank, N.A. ("MELLON") entered into that certain Credit Agreement dated as of July 28, 1995 ("ORIGINAL CREDIT AGREEMENT"), pursuant to which Mellon made available to NCO Financial certain credit facilities.

         B. The Original Credit Agreement was amended and restated on September 5, 1996 (the "1996 CREDIT AGREEMENT") pursuant to which NCO Financial, NCOG, NCO Funding, Inc., and NCO of New York, Inc. each became parties to the 1996 Credit Agreement, and was further amended on September 11, 1996, December 13, 1996, and February 11, 1998.

         C. The 1996 Credit Agreement was amended and restated as of March 23, 1998 (the "MARCH 1998 CREDIT AGREEMENT") and was further clarified by those certain Closing Memoranda dated May 5, 1998 and May 29, 1998.

         D. The March 1998 Credit Agreement was amended and restated as of November 30, 1998 (the "NOVEMBER 1998 CREDIT AGREEMENT"), pursuant to which all U.S. subsidiaries as of that date (other than the then "Excluded Subsidiaries," as defined therein) of NCOG became parties to the November 1998 Credit Agreement. The November 1998 Credit Agreement was modified by a Closing Memorandum dated November 30, 1998, a Global Amendment dated as of January 11, 1999 and a First Amendment dated February 11, 1999.

         E. The November 1998 Credit Agreement was amended and restated as of May 20, 1999 (the "MAY 1999 CREDIT AGREEMENT") under which the credit facilities were increased and restructured. The May 1999 Credit Agreement was modified by a Closing Memorandum dated as of May 20, 1999. In preparation for syndication of the new reducing revolving credit facility, certain other changes were made in an interim draft of the May 1999 Credit Agreement dated as of July 23, 1999;

these changes were made retroactive to May 20, 1999 and approved by NCOG by letter dated as of July 27, 1999.

         F. The May 1999 Credit Agreement, as amended, was further amended and restated as of December 31, 1999 (the "DECEMBER 1999 CREDIT AGREEMENT") under which the credit facilities were further restructured and otherwise modified.

         G. The December 1999 Credit Agreement, as amended, including without limitation, as amended on October 31, 2002, was further amended and restated as of August 13, 2003 (the "AUGUST 2003 CREDIT AGREEMENT") under which the credit facilities were increased, modified and extended.

         H. The August 2003 Credit Agreement was amended on November 20, 2003, was further amended on October 13, 2004, and was further amended on March 17, 2005 (as so amended, the "EXISTING CREDIT AGREEMENT").

         I. The Borrower has requested that the Existing Credit Agreement and existing Loan Documents be further modified, amended and restated, and the Lenders have agreed to amend and restate the Existing Credit Agreement, upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the Borrower and the Lenders agree that the Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                CREDIT FACILITIES

         1.1 LOANS.

             (a) RC Loans. Upon the terms and subject to the conditions of this Agreement (including all conditions precedent in Section 3.1 (Conditions to Initial Loans)), each Lender agrees to make, from time to time during the period from and including the Closing Date to but excluding the Maturity Date, one or more revolving credit loans ("RC LOANS") to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Lender's RC Commitment as set forth on Schedule 1.1 at such time; provided, however, that the Borrower shall not request, and the Lenders shall have no obligation to make, any RC Loans at any time in excess of the Available RC Commitment. The total amount of the RC Commitment of all Lenders on the Closing Date is $300,000,000.00. Up to $25,000,000.00 of the Available RC Commitment (the "LETTER OF CREDIT SUBLIMIT") may be used for the issuance of stand-by Letters of Credit upon the terms and conditions set forth herein. The RC Loans shall be borrowed, accrue interest and be repaid as set forth below.

             (b) Optional Increase in the RC Commitment. At any time after the Closing Date, the Borrower shall have the right, from time to time and upon not less than thirty (30) days' prior written notice to the Administrative

Agent, to increase the RC Commitment by up to $100,000,000 in the aggregate, in one or more increases, provided that:

                  (i) each increase in the RC Commitment shall be in an aggregate principal amount of at least $25,000,000 or a whole multiple of $10,000,000 in excess thereof (or, if the remaining portion of the optional increase is less than $25,000,000, then in an aggregate principal amount equal to such remaining portion);

                  (ii) no Default or Event of Default shall have occurred and be continuing or would result from any such requested increase or borrowings thereunder;

                  (iii) in connection with each proposed increase, Lenders or third party financial institutions that would constitute Eligible Assignees and that are reasonably acceptable to the Borrower and Administrative Agent commit to the proposed increase;

                  (iv) if such increase is to take effect upon the consummation of a Permitted Acquisition, then the Borrower shall provide the Administrative Agent with a Pro Forma Covenant Compliance Certificate as required under the definition of "Permitted Acquisition";

                  (v) the aggregate amount of all increases made pursuant to this Section 1.1(b) shall not exceed $100,000,000;

                  (vi) the proposed increase shall not cause the RC Commitment (after giving effect to all prior increases under this Section 1.1(b) and the proposed increase) to exceed $400,000,000;

                  (vii) increases in the RC Commitment pursuant to this Section 1.1(b) shall not increase or otherwise affect the Letter of Credit Sublimit;

                  (viii) the RC Commitment of any Lender shall not be increased without the approval of such Lender;

                  (ix) in the event that any existing Lender or any new lender commits to such requested increase, (i) any new lender will execute an accession agreement to this Agreement in form and substance reasonably acceptable to the Administrative Agent, (ii) the RC Commitment of any existing Lender which has committed to provide any of the requested increase shall be increased, (iii) each Lender's pro rata share of the RC Commitment shall be adjusted, (iv) the Borrower shall make such borrowings and repayments as shall be necessary to effect the reallocation of the RC Commitments (provided that, if such borrowings and repayments would otherwise cause liability for breakage costs, the Borrower may make such borrowing and repayments at such times as would eliminate such breakage costs), and (v) other changes shall be made to the Loan Documents as may be necessary to reflect the aggregate amount, if any, by which the Lenders have agreed to increase their respective RC Commitments or make new commitments in response to the Borrower's request for an increase pursuant to this Section

1.1(b) and which other changes do not adversely affect the rights of those Lenders not participating in the increase; and

                  (x) the Borrower shall provide the Administrative Agent with written certification to the effect that, after giving effect to such proposed increase, the Obligations under this Agreement and the other Loan Documents are permitted by the Existing Subordinated Note Indenture.

         1.2 MANNER OF BORROWING.

             (a) Notice of Borrowing. The Borrower shall give the Administrative Agent notice (which shall be irrevocable), in the case of Prime Rate Loans, no later than 12:00 p.m. (Philadelphia, Pennsylvania time) on the Business Day for the making of such Loans and, in the case of LIBO Rate Loans, 12:00 p.m. (Philadelphia, Pennsylvania, time) three (3) Business Days before the requested date for the making of such Loans. Each such notice shall be in substantially the form of Exhibit B hereto and shall specify (i) the requested date for the making of such Loan(s) which date shall be a Business Day, (ii) the Type or Types of Loans requested and (iii) the amount of each such Type of Loan, which in the case of RC Loans shall be $1,000,000.00 or any integral multiple of $500,000.00 in excess thereof (except that the amount of a requested RC Loan may be less if the amount requested is equal to the total Available RC Commitment). Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof and of the amount and Type of each Loan to be made by such Lender on the requested date specified therein. Notwithstanding the foregoing, the Administrative Agent in its sole discretion may agree to different timing of notices for borrowings on the Closing Date.

             (b) Funding by Lenders. Not later than 1:00 p.m. (Philadelphia, Pennsylvania time) on each requested date for the making of Loans, each Lender shall make available to the Administrative Agent, in Dollars and in funds immediately available to the Administrative Agent at the office designated by the Administrative Agent, the Loans to be made by such Lender on such date, provided, however, that if a Lender does not receive timely notice from the Administrative Agent as set forth in paragraph (a) above, such Lender shall fund the required amount promptly upon receipt of such notice. The obligations of the Lenders hereunder are several; accordingly, any Lender's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but the latter shall not be liable for the former's failure.

             (c) Permitted Assumption as to Funding. Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. (Philadelphia, Pennsylvania time) on the requested date for the making of any Loan that such Lender will not make available to the Administrative Agent the Loan requested to be made by it on such date, the Administrative Agent may assume that such Lender has made such Loan available. The Administrative Agent in its sole discretion and in reliance upon such assumption, may make available to the Borrower on the requested date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have made available to the Administrative Agent the

Loans requested to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, (i) such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been paid in full to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate, and (ii) the Administrative Agent shall be entitled to all interest payable by Borrower on such amount for the period commencing on the date such amount was advanced by the Administrative Agent to but not including the date on which such amount is received by the Administrative Agent from such Lender. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Majority Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Without limiting any obligations of any Lender pursuant to this paragraph (c), if such Lender does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates on such Loans.

             (d) Disbursements of Funds to Borrower. All amounts made available to the Administrative Agent in accordance with paragraph (b) above shall be disbursed by the Administrative Agent promptly but in any event not later than 3:00 p.m. (Philadelphia, Pennsylvania time) on the requested date therefor in Dollars, in funds immediately available to the Borrower by crediting such amount to an account of Borrower at the Administrative Agent's Domestic Lending Office or in such other manner as may be agreed to by Borrower and the Administrative Agent.

         1.3 REPAYMENTS. The aggregate outstanding principal amount of the RC Loans shall mature and become due and payable, and shall be repaid by the Borrower, on the Maturity Date or at such earlier time as is specified in this Agreement. Borrower shall also repay immediately the amount by which the outstanding RC Loans plus the Contingent Reimbursement Obligations plus any unreimbursed Drawings exceeds the RC Commitment at any time following a reduction in the RC Commitment.

         1.4 PREPAYMENTS.

             (a) Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but with any payment required under Section 2.4 (Breakage)), except that any optional prepayment (other than a prepayment of all outstanding Loans) shall be in an aggregate principal amount of $500,000.00 or any integral multiple thereof. Amounts to be so prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment delivered pursuant to paragraph (b) of this Section 1.4 together with interest thereon as provided in

Section 1.7 (Interest), other fees, charges and expenses set forth herein and together with any payment required under Section 2.4 (Breakage).

             (b) Application and Timing of Prepayments of Optional Prepayments.

                  (i) Notice. The Borrower shall give the Administrative Agent notice of each optional prepayment of Loans, which notice, in the case of a prepayment of Prime Rate Loans, shall be given no later than 1:00 p.m. (Philadelphia, Pennsylvania time) one (1) Business Day before and, in the case of a prepayment of LIBO Rate Loans, no later than 12:00 P.M. (Philadelphia, Pennsylvania, time) three (3) Business Days before, the date of such prepayment. Each such notice of prepayment shall be in substantially the form of Exhibit C hereto and shall specify (i) the date such prepayment is to be made, and (ii) the amount and Type and, in the case of any LIBO Rate Loan, the last day of the applicable Interest Period for the Loan to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

                  (ii) Timing and Application of Prepayments of Loans. Except as otherwise provided in this Agreement (including without limitation as specified by Section 7.3 (Application of Proceeds)), any optional prepayments of Loans pursuant to the terms hereof shall be applied in the following order:

                           (1) first, prepayments shall be applied against any
                  interest, breakage and other fees, charges and expenses due and payable in respect of the Loans prepaid and Commitments being reduced; and

                           (2) second, prepayments shall be applied against the
                  RC Loans but with no corresponding reduction in the RC Commitment unless such payment is made in accordance with
                  Section 1.6 (RC Commitment Reductions).

                  Any excess shall be applied to any other amounts then due and payable in respect of the Obligations (first to interest, fees and indemnities and then to principal and other amounts) then to the other Secured Obligations then due and payable, and, if all such Secured Obligations have been then paid in full, then any excess amount shall be returned to Borrower or as otherwise required by applicable Law provided, however, that in the case of a prepayment applied against principal of the Loans, the payment will, unless otherwise directed by the Borrower in writing (which direction shall be irrevocable when given) be applied first to Prime Rate Loans and then to LIBO Rate Loans with Interest Periods expiring at the time of such payment, and the excess, if any, will be held by the Administrative Agent in an interest-bearing cash collateral account (or such other account as is agreed between the Borrower and the Administrative Agent) for application to LIBO Rate Loans as their successive Interest Periods expire.

             (c) Repayments in Connection with Issuance of Equity. At any time that NCOG shall issue any equity (exclusive of equity issued pursuant to clauses
(a) through (d) of Section 6.11 (Stock Issuance)), the Borrower shall prepay, on the date of such issuance, such amount of the Loans as is equal to twenty-five percent (25%) of the net cash proceeds of such equity (or such lesser amount of the Loans as is then outstanding).

         1.5 PAYMENTS BY THE BORROWER IN GENERAL.

             (a) Time, Place and Manner. All payments due to the Administrative Agent and the Lenders under the Loan Documents shall be made to the Administrative Agent at the office designated by the Administrative Agent on the signature pages hereto or to such other Person or at such other address as the Administrative Agent may designate by written notice to Borrower. Until further notice from the Administrative Agent and except as otherwise provided herein, all such payments shall be made by charging the Borrower's deposit account with the Administrative Agent as provided in Section 1.5(c) (Authorization to Charge Accounts). Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day; provided, however, that the failure of the Borrower to make any such payment by such time shall not constitute an Event of Default hereunder so long as such payment is received no later than 3:00 p.m. (Philadelphia, Pennsylvania time) on such day, but any such payment received later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrower.

             (b) No Reductions. All payments due to the Administrative Agent or any Lender under this Agreement and the other Loan Documents, shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

             (c) Authorization to Charge Accounts. The Borrower hereby authorizes the Administrative Agent to charge any amounts due under this Agreement against any or all of the demand deposit or other accounts (other than accounts containing escrow or trust funds) of Borrower with the Administrative Agent (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency. The Administrative Agent shall give the Borrower one day prior notice of the amount to be charged; provided, however, that advance notice shall not be required to charge any amount due for interest or the Unused Fee, and the Administrative Agent shall only advise of such charge after such charge has been made.

             (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Administrative Agent or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day unless, in the case of a payment of the principal of LIBO Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the due date for any payment under the Loan Documents is extended (whether by operation of any Loan Document, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

             (e) Disbursement of Payments to Lenders. The Administrative Agent shall promptly distribute to each applicable Lender its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of such Lender by crediting an account of such Lender at the Administrative Agent's office or by wire transfer to an account of such Lender at an office of any other commercial bank located in the United States or at any Federal Reserve Bank designated by such Person. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Lenders under the Loan Documents that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date, a corresponding amount with respect to the amount then due to such Person. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, and the Administrative Agent shall have so distributed to such Lender or Lenders a corresponding amount, such Lender shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Person repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Majority Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Nothing in this Section 1.5 shall relieve the Borrower from any payment obligations.

             (f) Breakage Costs on LIBO Rate Loans. Any repayment or prepayment of a LIBO Rate Loan made on a day other than the last day of the applicable Interest Period therefor shall be subject to payments in respect of breakage costs as required to be paid in respect thereof pursuant to Section 2.4 (Breakage) below.

         1.6 RC COMMITMENT REDUCTIONS.

             (a) Optional RC Commitment Reduction or Termination. The Borrower may reduce or terminate the RC Commitment by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 11:00 a.m. (Philadelphia, Pennsylvania, time) on the third Business Day before the requested date of such reduction or the fifth Business Day before the requested date of such termination, as applicable, provided, that each partial reduction of the RC Commitment shall be in an amount equal to $5,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof and, provided, further, that no reduction shall reduce the RC Commitment to an amount less than the aggregate of the principal amount of all RC Loans outstanding on such date (after giving effect to any repayment or prepayment of RC Loans made on or prior to such date) plus the amount of any unreimbursed Drawings plus, subject to the following proviso, any Contingent Reimbursement Obligations, provided, if the Borrower wishes to terminate in full (but not in part) the RC Commitment at a time when there are any outstanding Letters of Credit, the RC Commitment may be so terminated and the Collateral under the Loan Documents may be released so long as the Borrower deposits cash in an amount equal to 105% of the Contingent Reimbursement Obligations, to be held by the Administrative Agent in an interest-bearing cash collateral account for the benefit of and acceptable to such Issuer, for application to obligations under such Letters of Credit as such obligations come due. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount (based on a pro rata reduction to each Lender's RC Commitment) to which such Lender's RC Commitment is to be reduced.

             (b) No Reinstatement of RC Commitment. Subject to the provisions of
Section 1.1(b) (Optional Increase in the RC Commitment), once reduced hereunder, the RC Commitment shall not be restored without the written consent of all Lenders.

         1.7 INTEREST.

             (a) Interest Rates in General. Subject to the terms and conditions of this Agreement, each Loan, at the option of the Borrower, shall bear interest on the outstanding principal amount thereof until paid in full at a rate per annum equal to (i) the Prime Rate as in effect from time to time plus the Applicable Margin or (ii) the applicable LIBO Lending Rate for a specified Interest Period plus the Applicable Margin.

             (b) Election of LIBO Rate. Unless otherwise designated by the Borrower as a LIBO Rate Loan in accordance with this paragraph (b), each Loan shall be deemed to be a Prime Rate Loan as more fully set forth below.

                  (i) Prime Rate Unless Otherwise Designated. Prime Rate Loans shall continue as Prime Rate Loans unless and until such Loans are converted into Loans of another Type. LIBO Rate Loans for any Interest Period shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Prime Rate Loans unless Borrower shall have given the Administrative Agent notice in accordance with clause (ii) below requesting that such Loans continue as LIBO Rate Loans for another Interest Period of a specified duration.

                  (ii) Election of LIBO Rate. To elect a LIBO Rate, Borrower shall give the Administrative Agent notice (which shall be irrevocable) no later than 12:00 p.m. (Philadelphia, Pennsylvania, time) three (3) Eurodollar Business Days before the requested date of the funding, conversion or continuation which date shall be a Eurodollar Business Day. Each such notice shall be in substantially the form of Exhibit D hereto and shall specify (A) the requested date of such funding, conversion or continuation, (B) whether the subject Loan is a new advance or an existing Loan that is to be converted or continued, (C) in the case of any LIBO Rate Loan being continued, the last day of the current Interest Period, and (D) the amount of, and the desired Interest Period for, the Loan subject to such LIBO Rate election, provided that the Borrower shall not be entitled to select an Interest Period for any Loan which shall end on a date later than the Maturity Date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof. For a LIBO Rate Loan in connection with which the Borrower has or may incur Hedging Obligations, the applicable Hedging Agreement may place additional limitations on the Borrower's ability to select or change the duration of Interest Periods with respect to such LIBOR Rate Loan.

                  (iii) LIBO Rate Suspended During Event of Default. Notwithstanding anything to the contrary contained in clause (i) or (ii) of this paragraph (b), so long as an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, at the request of the Majority Lenders, shall) notify Borrower that Loans may only be converted into or continued upon the expiration of the applicable current Interest Period therefor as Prime Rate Loans or Loans of such specified Types as shall be acceptable to the Majority Lenders. Thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than Prime Rate Loans or one or more of such specified Types.

                  (iv) Limitation on Types of Loans. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (A) unless otherwise agreed to by the Administrative Agent, the aggregate principal amount of LIBO Rate Loans of the same Type shall, at all times, be not less than $1,000,000.00 and (B) there shall be, at any one time, no more than ten (10) Interest Periods for LIBO Rate Loans in effect.

                  (v) Flexibility as to Source. Each Lender may fund LIBO Rate Loans from any source that such Lender deems (in its sole discretion) appropriate without loss of any rights hereunder.

             (c) Interest Payment Dates. Interest shall be payable, (i) in the case of Prime Rate Loans, monthly in arrears on each Monthly Payment Date, (ii) in the case of LIBO Rate Loans, on the last day of each applicable Interest Period (and, in the case of any LIBO Rate Loan having an Interest Period longer than three months, on each three month anniversary of the first day of such Interest Period) and (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, upon mandatory prepayment, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted.

             (d) Default Rate. At any time that an Event of Default shall have occurred and shall be continuing, at the Administrative Agent's option (or at the direction of the Majority Lenders) but without notice to Borrower or any other Person, any amount payable hereunder and under each other Loan Document shall bear interest (whether before or after judgment), payable on demand, at a rate per annum equal to the applicable Default Rate. Any such determination by the Administrative Agent or Majority Lenders may be applied retroactively to the date of the Event of Default.

         1.8 FEES.

             (a) Unused Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with an RC Commitment, an unused fee ("UNUSED FEE") calculated at a rate per annum equal to the percentage amount set forth below, under the caption "Unused Fee" opposite the relevant Consolidated Funded Debt/Consolidated EBITDA Ratio, on the average daily unused amount of such Lender's RC Commitment for each day from and including the Closing Date to but excluding the Maturity Date:

                  Consolidated Funded Debt/
                  Consolidated EBITDA Ratio               Unused Fee
                  -------------------------               ----------

                  < 1.00                                      .20%
                  -
                  > 1.00 and < 1.50                           .20%
                             -
                  > 1.50 and < 2.00                           .25%
                             -
                  > 2.00 and < 2.50                           .25%
                             -
                  > 2.50                                      .30%

The Unused Fee shall be payable in arrears (i) on successive Quarterly Payment Dates beginning with the first Quarterly Payment Date after the Closing Date
(ii) on the date of any reduction of the RC Commitment (to the extent accrued and unpaid on the amount of such reduction) and (iii) on the Maturity Date. The Unused Fee shall be adjusted on the first Business Day of the month after delivery of each Officer's Compliance Certificate under Section 5.1 (Basic Reporting Requirements) or in the event of any Permitted Acquisition, on the first Business Day of the month after closing and delivery of the Pro-Forma Covenant Compliance Certificate required for the acquisition. If an Officer's Compliance Certificate is required to be delivered pursuant to Section 5.1 (Basic Reporting Requirements) and is not delivered by its deadline, then five
(5) Business Days after notice to Borrower the Unused Fee shall be the highest percentage specified above until the Officer's Compliance Certificate is so delivered. Notwithstanding the foregoing, the Unused Fee will be fixed at .20% from the Closing Date through the date of delivery to the Administrative Agent of the Officer's Compliance Certificate required under Section 5.1 (Basic Reporting Requirements) with respect to Borrower's June 30, 2005 financial statements.

             (b) Letter of Credit Fees. The Borrower shall pay to the Issuer for the ratable benefit of the Lenders with an RC Commitment, a "Letter of Credit Fee" on the face amount of each Letter of Credit at a rate per annum equal to the Applicable Margin for LIBO Rate Loans. All such fees shall be payable upon issuance and each extension, if any, of each Letter of Credit and, if the Letter of Credit is "evergreen", on each anniversary of such issuance for so long as the Letter of Credit remains outstanding (it being acknowledged and agreed that, pursuant to paragraph (b) (Terms) of Section 1.14 (Issuance of Letters of Credit), no Letter of Credit shall have an expiration date which is extendable under an "evergreen" or similar provision unless the Issuer expressly agrees to the same in its sole discretion in any particular case). The Borrower shall also pay to the Issuer for the Issuer's sole account the Issuer's then in effect standard document preparation fees and reasonable administrative expenses payable with respect to Letters of Credit.

             (c) Other Fees. The Borrower shall pay to the Administrative Agent for the sole account of the Administrative Agent, such fees, including an annual Administrative Agent's fee, as have been or may be agreed to in writing by the Borrower and the Administrative Agent in connection with this Agreement and the transactions contemplated by this Agreement.

         1.9 COMPUTATION OF INTEREST AND FEES. Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest and fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

         1.10 PROMISSORY NOTES; RECORDS OF ACCOUNT. Each Lender's Loans and the Borrower's obligations to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Administrative Agent and such Lender and a single RC Note payable to the order of such Lender. Subject to the following sentence, the records of each Lender shall be prima facie evidence of such Lender's Loans and, in each case, of accrued interest thereon and all payments made in respect thereto. In the event that there is any dispute concerning the amount of any such obligations, the amount of each Lender's Commitment and the amount of outstanding Obligations of each and every Type shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error. Notes may become Registered Notes pursuant to the terms of Section 1.13(a) (Registered Notes and Loans - Request for Registration) below.

         1.11 PRO RATA TREATMENT. Except to the extent otherwise provided herein, Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Lenders pro rata in accordance with their respective Commitments, if any, in such Loans.

         1.12 TAXES ON PAYMENTS.

             (a) Taxes Payable by the Borrower. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Administrative Agent or any Foreign Lender the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) except in the case of any Bank Tax, shall pay to such Lender or the Administrative Agent such additional amounts as may be necessary so that the net amount received by such Person with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted (including Taxes on additional amounts payable under this paragraph
(a)), is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to any Lender or the Administrative Agent hereunder, the Borrower shall furnish to such Person the original or a certified copy of a receipt (if any) for such Tax from the applicable taxing authority or other evidence of payment thereof satisfactory to such Person within 30 days after the date of such payment (or, if such receipt shall not have been made available by such taxing authority within such time, the Borrower shall use reasonable efforts to promptly obtain and furnish such receipt). If the Borrower fails to pay any such Taxes when due to the appropriate taxing authority or fail to remit to any Lender or the Administrative Agent the required receipts or other evidence of payment thereof satisfactory to such Person, the Borrower shall indemnify such Person for any Taxes, interest, penalties or additions to Tax that may become payable by such Person as a result of any such failure.

             (b) Taxes Payable by any Foreign Lender or the Administrative Agent. The Borrower shall, promptly upon request by any Foreign Lender or the Administrative Agent, pay to such Person an amount equal to (i) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to the preceding paragraph (a)) payable by such Person with respect to any payment due to such Person hereunder and (ii) all Taxes (other than Bank Taxes) payable by such Person as a result of payments made by the Borrower (whether made to a taxing authority or to such Person pursuant to the preceding paragraph (a) or this paragraph (b)).

             (c) Credits and Deductions. If any Lender or the Administrative Agent is, in its sole opinion, able to apply for any refund, offset, credit, deduction or other reduction in Taxes by reason of any payment made by the Borrower under the preceding paragraph (a) or (b), such Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to obtain such refund, offset, credit, deduction or other reduction and, upon receipt thereof, will pay to the Borrower such amount, not exceeding the increased amount paid by the Borrower, as is equal to the net after-tax value to such Lender or the Administrative Agent, in its sole opinion, of such part of such refund, offset, credit, deduction or other reduction as it considers to be allocable to such payment by the Borrower, having regard to all of such Person's dealings giving rise to similar refunds, offsets, credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that if such Person has made a payment to the Borrower pursuant to this paragraph (c) and the applicable refund, offset, credit, deduction or other reduction in Tax is subsequently disallowed, the Borrower shall, promptly upon request by the Administrative Agent or such Lender refund to such Person that portion of such payment determined by such Person, in its sole opinion, relating to such disallowance; and provided, further that (i) the Administrative Agent or such Lender, as the case may be, shall not be obligated to disclose to the Borrower any information regarding its Tax affairs or computations and (ii) nothing in this paragraph (c) shall interfere with the right of such Person to arrange its Tax affairs as it deems appropriate.

             (d) Exemption from U.S. Withholding Taxes. Each Foreign Lender shall submit to the Borrower and the Administrative Agent, on or before the fifth day prior to the first Monthly Payment Date occurring after the Closing Date (or, in the case of a Foreign Lender that became a Lender by assignment, promptly upon such assignment), two duly completed and signed copies of either Form 1001 of the United States Internal Revenue Service, Form W-9, W-8ECI or W-8BEN, or other applicable form prescribed by the Internal Revenue Service of the United States, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, or are subject to such tax at a reduced rate under an applicable tax treaty, or Form W-8BEN or other applicable form or a certificate of the Lender indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender which so delivers a Form W-8BEN, W-9, or W-8ECI further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, either certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes or are subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender establishes an exemption or at the applicable reduced rate as established pursuant to the above provisions. Upon the request of the Borrower or the Administrative Agent, each Lender that is not a Foreign Lender shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is not a Foreign Lender.

             (e) Survival. Obligations under this Section 1.12 shall survive payment of the Loans and the other Obligations.

         1.13 REGISTERED NOTES AND LOANS.

             (a) Request for Registration. Any Lender may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to register such Loans as provided in Section 1.13(c) (Registration of Loans) and to issue such Lender's Note(s), evidencing such Loans, or to exchange such Note(s) for new Note(s), registered as provided in Section 1.13(c) (each, a "REGISTERED NOTE"). A Registered Note may not be exchanged for a Note that is not in registered form. A Registered Note shall be deemed to be and shall be a Note for all purposes of this Agreement and the other Loan Documents.

             (b) Delivery of Tax Forms. Each Foreign Lender that requests or holds a Registered Note pursuant to Section 1.13(a) (Request for Registration) or registers its Loans pursuant to Section 1.13(a) (a "REGISTERED LENDER") (or, if such Registered Lender is not the beneficial owner thereof, such beneficial owner) shall deliver to Borrower (with a copy to the Administrative Agent) prior to or at the time such Foreign Lender becomes a Registered Lender, the applicable form described in Section 1.12(d) (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States) together with an annual certificate stating that such Registered Lender or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Lender or beneficial owner, as the case may be, shall promptly notify Borrower (with a copy to the Administrative Agent) if at any time such Registered Lender or beneficial owner, as the case may be, determines that it is no longer in a position to provide such previously delivered certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes).

             (c) Registration of Loans. The Administrative Agent, acting, for this purpose, as agent of the Borrower, shall, upon request of any Registered Lender, enter in the Record the name, address and taxpayer identification number (if provided) of the Registered Lender or beneficial owner, as the case may be. In addition to the requirements of Section 11.9 (Successors and Assigns), a Registered Note and the Loans evidenced thereby (or such Loans pending delivery of such Registered Note) or any other Loans registered pursuant to Section 1.13(a) (Request for Registration) above may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and/or the Loans so registered on the Record (and each such Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and such Registered Note shall be registered on the Record only upon compliance with the provisions of Section
11.9 (Successors and Assigns) and, in the case of Registered Notes, surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer fully executed by) the Registered Lender thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than all of such Registered Notes is thereby being assigned or transferred, the assignor or transferor.

         1.14 ISSUANCE OF LETTERS OF CREDIT.

             (a) In General. Upon the terms and subject to the conditions of this Agreement, the Issuer shall, from time to time, from the Closing Date to the date which is 90 days prior to the Maturity Date (or such shorter time period as to which the Administrative Agent and Issuer may agree, in their sole and absolute discretion), issue one or more stand-by Letters of Credit for the account of Borrower and/or any Restricted Subsidiary, provided that the sum of the Contingent Reimbursement Obligations (after giving effect to the requested Letter of Credit) plus the aggregate unpaid amount of all Drawings under Letters of Credit shall not exceed the Letter of Credit Sublimit and provided, further, that the face amount of the Letter of Credit so requested shall not exceed the Lenders' Available RC Commitments at such time. Each Letter of Credit shall be in a form and shall contain such terms as shall be reasonably satisfactory to the Issuer. Letters of Credit shall be issued only on a Business Day and shall be used for the general corporate purposes of the Borrower or for such other purposes as shall be acceptable to the Issuer in its sole discretion. The issuance of a Letter of Credit, or any unreimbursed Drawing thereunder, shall reduce the Available RC Commitment by an amount equal to the Contingent Reimbursement Obligations under such Letter of Credit or the amount of such unreimbursed Drawing, as the case may be. Letters of Credit issued under the Existing Credit Agreement are Letters of Credit within the meaning of this Agreement.

             (b) Terms. Each Letter of Credit shall be denominated only in Dollars or in an Available Foreign Currency and shall expire on or before the first anniversary of the issuance thereof and in any event not later than the fifth Business Day preceding the Maturity Date (or such later Business Day as to which the Administrative Agent and Issuer may agree, in their sole and absolute discretion, provided that in all instances Letters of Credit expiring later than the Maturity Date shall be cash collateralized on terms acceptable to the Issuer and in an amount equal to 105% of the Contingent Reimbursement Obligations). No Letter of Credit shall have an expiration date which is extendable under an "evergreen" or similar provision unless the Issuer expressly agrees to the same in its sole discretion in any particular case. All other extensions and renewals are also at the sole discretion of the Issuer. For purposes of Section 3.2 (Conditions to All Loans) only, any extension of the expiry date of a Letter of Credit to a date beyond the first anniversary of the issuance thereof shall constitute an "issuance" of such Letter of Credit for all purposes hereof.

             (c) Form of Request. The Borrower shall request the issuance of a Letter of Credit by furnishing to the Administrative Agent and the Issuer, at least five Business Days before the requested date of such issuance (or at such later time as shall be acceptable to the Issuer), such notice thereof as shall be reasonably satisfactory to the Issuer to which shall be attached a certificate of the chief financial officer representing that the Borrower is not, and after giving effect to the additional Indebtedness will not be, in Default hereunder.

             (d) Participation by Lenders. Upon the date of issuance of a Letter of Credit, the Issuer shall be deemed to have granted to each Lender (other than the Issuer), and each Lender (other than the Issuer) shall be deemed to have acquired from the Issuer without further action by any party hereto, a participation in such Letter of Credit and any Drawings that may at any time be made thereunder, in a percentage equal to such Lender's pro rata share of the RC Commitment.

             (e) Notice of Drawings. The Issuer shall promptly notify Borrower of its receipt of each Drawing request with respect to a Letter of Credit, stating the date and amount of the Drawing requested thereby and the date and amount of each Drawing disbursed pursuant to such request. The failure of the Issuer to give, or delay in giving, any such notice shall not release or diminish the obligations hereunder of the Borrower in respect of such Drawing.

             (f) Reimbursement of Drawings by Borrower. If at any time Borrower receives notice of a Drawing, the Borrower shall reimburse such Drawing by paying to the Issuer in immediately available funds the amount of the payment made by the Issuer with respect to such Drawing, together with interest thereon at a rate per annum equal to the Prime Rate plus Applicable Margin for Prime Rate Loans (if any) from the day that the Drawing is made until the day such reimbursement is made if such Drawing is not reimbursed on the day the Drawing is made. Such reimbursement shall be made by the Borrower to the Issuer no later than one (1) Business Day following the Business Day that Borrower receives the relevant notice of Drawing if such notice is received on or prior to 10:00 a.m. (Philadelphia, Pennsylvania time) and no later than two (2) Business Days following the date that Borrower receives the relevant notice of Drawing if such notice is received after 10:00 a.m. (Philadelphia, Pennsylvania time). If the Borrower shall fail to make any payment required by this paragraph (f) at the time specified, and if at such time, there shall be any RC Commitment, the Administrative Agent may (but is not obligated to) assume that the Borrower intends to use the proceeds of RC Loans to make such payment, subject to the then Available RC Commitment. In reliance on such assumption, the Administrative Agent may (but is not obligated to) notify the Lenders (and Borrower) that notwithstanding the Borrower's failure to provide notice pursuant to Section 1.2(a) (Notice of Borrowing), such notice is deemed given pursuant to this paragraph (f) requesting an RC Loan bearing interest at the Prime Rate in an amount sufficient to make the payments required by this paragraph. Such notice from the Administrative Agent shall be treated by the Lenders in the same manner as a notice from the Borrower under Section 1.2(a). The Administrative Agent may, at the direction of the Issuer, apply the proceeds of such RC Loans to satisfy the requirements of this paragraph.

             (g) Obligations of Lenders to Issuer. In the event that the Borrower shall fail to make any payment when due pursuant to the preceding paragraph (f) and for so long as such failure shall be continuing, the Issuer may give notice of such failure to the Administrative Agent and each Lender, which notice shall include, in the case of a Lender, the amount of such Lender's participating interest in such Drawing, whereupon each such Lender (other than the Issuer) shall promptly remit such amount to the Administrative Agent for the account of the Issuer as provided in this paragraph (g). Each Lender (other than the Issuer) shall, in the event it receives such notice from the Issuer at or before 12:00 noon (Philadelphia, Pennsylvania time) on any Business Day, fund its participation in any unreimbursed Drawing by remitting to the Administrative Agent, no later than 2:00 p.m. (Philadelphia, Pennsylvania time) on such day, in immediately available funds its share of the reimbursement obligations in respect of each Drawing. In the event that the Administrative Agent receives such funds from a Lender at or before 2:00 p.m. (Philadelphia, Pennsylvania time) on any day, the Administrative Agent shall make available the amount thereof to the Issuer, in immediately available funds no later than 3:00 p.m. (Philadelphia, Pennsylvania time) on that same day. Any amount payable by a Lender to the Administrative Agent for the account of the Issuer under this paragraph (g), and any amount payable by the Administrative Agent to the Issuer under this paragraph (g), shall bear interest for each day from the date due (and including such day if paid after 2:00 p.m. (Philadelphia, Pennsylvania time) in the case of any such payment by a Lender to the Administrative Agent, or 3:00 p.m. (Philadelphia, Pennsylvania time), in the case of any such payment by the Administrative Agent to the Issuer, on such day) until the date it is received by the Issuer at a rate equal to the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Prime Rate. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Majority Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Each Lender shall, upon the demand of the Issuer, reimburse the Issuer, through the Administrative Agent to the extent that the Issuer has not been reimbursed by the Borrower after demand therefor, for the reasonable costs and expenses (including reasonable legal fees) incurred by it (other than as a result of its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction) in connection with the collection of amounts due under, the administration of, and the preservation and enforcement of any rights conferred by, the Letters of Credit or the performance of the Issuer's obligations under this Agreement in respect thereof on a pro rata basis relative to such Lender's pro rata share of the RC Commitment (as of the time such costs and expenses are incurred). The

Issuer shall refund through the Administrative Agent any costs and expenses reimbursed by such Lender that are subsequently recovered from the Borrower in an amount equal to such Lender's ratable share thereof.

             (h) Cash Collateral. It is intended that at all times that the Borrower shall have any Contingent Reimbursement Obligations or other obligations (including obligations in respect of fees) relating to Letters of Credit, there shall be sufficient availability under the RC Commitment to reimburse the Issuer (and the Lenders) out of proceeds of RC Loans. Accordingly, in the event that there shall, at any time, be insufficient availability under the RC Commitment (after giving effect to all outstanding RC Loans, Contingent Reimbursement Obligations and unreimbursed Drawings under Letters of Credit) to do so (whether because the amount of the RC Commitment is terminated at maturity, upon acceleration or otherwise or because the amount of outstanding RC Loans, Contingent Reimbursement Obligations and unreimbursed Drawings under Letters of Credit exceed the amount of the RC Commitment for any other reason), the Borrower shall forthwith pay to the Administrative Agent an amount sufficient to cure such deficiency. Such amount shall be maintained by the Administrative Agent in an interest-bearing cash collateral account in the name of and for the benefit of the Issuer and the Lenders to secure such payment obligations of the Borrower. Upon receipt of a notice from the Issuer that there are unreimbursed Drawings or other amounts due in respect of such Letters of Credit (which notice shall set forth the amount of such unreimbursed Drawings or other obligations) the Administrative Agent shall promptly disburse from the cash collateral account the amount specified in the notice and shall pay such amount to the Issuer and Lenders ratably in accordance with the respective amounts owing to each such Person, first, for fees and indemnities until the same are paid in full and, second, for unreimbursed Drawings. The Administrative Agent and the Issuer may rely on their records as to any amounts so owing and shall be fully protected in doing so. Such records shall be conclusive, absent manifest error. At any time that the RC Commitment again becomes available for reimbursement of Drawings under outstanding Letters of Credit such that (i) the sum of the RC Commitment at that time and the amount in the cash collateral account exceeds (ii) the sum of all outstanding RC Loans, the Contingent Reimbursement Obligations and the amount of all unreimbursed Drawings, then, upon written request of Borrower (which request shall (A) represent that there exists no Default or Event of Default and (B) specify the amount of such excess), the Administrative Agent shall release such excess amount to the Borrower from the cash collateral account. If all Secured Obligations (other than Secured Obligations constituting contingent obligations under indemnification provisions which survive indefinitely, so long as no unsatisfied claim has been made under any such indemnification provision) have been indefeasibly paid in full in cash, all RC Commitments have terminated and all Letters of Credit have expired, promptly following demand by Borrower, the Administrative Agent shall release to the Borrower all remaining funds in the Letter of Credit cash collateral account.

             (i) Obligations Absolute. The obligation of Borrower and each Lender to make available to the Issuer the amounts set forth in this Section
1.14 shall be absolute, unconditional and irrevocable under any and all circumstances without reduction for any set-off or counterclaim of any nature whatsoever, and may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

                           (1) any lack of validity or enforceability of this
                  Agreement or any of the other Loan Documents;

                           (2) the existence of any claim, setoff, defense or
                  other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                           (3) any draft, certificate or any other document
                  presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (4) the surrender or impairment of any security for
                  the performance or observance of any of the terms of any of the Loan Documents; or

                           (5) the occurrence of any Default or Event of
                  Default.

             (j) Limitations on Liability; Protection of Issuer, Administrative Agent and Lenders.

                           (1) Limitation on Liability of Lenders. Without
                  affecting any rights any Lenders may have under applicable Law, Borrower agrees that none of the Lenders, the Issuer, the Administrative Agent or their respective officers or directors shall be liable or responsible for, and the obligations of the Borrower to the Lenders, the Issuer and the Administrative Agent hereunder shall not in any manner be affected by: (A) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person or any acts or omissions of such beneficiary or any other Person; (B) the validity, sufficiency or genuineness of documents presented in connection with any Drawing, or of any endorsements thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (C) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit or any other action taken or omitted to be taken by any Person under or in connection with any Letter of

                  Credit, except that the Borrower shall have a claim against the Issuer and the Issuer shall be liable to the Borrower, in each case to the extent and only to the extent of any damages suffered by the Borrower that it proves are caused by the Issuer's willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, in determining whether to pay under any Letter of Credit, the Issuer shall not have any obligation relative to the other Lenders other than to determine that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit, regardless of any notice or information to the contrary. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit (if taken or omitted in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) shall not create for the Issuer any resulting liability to Borrower or any Lender.

                           (2) Indemnification and Expenses. In addition to any
                  other amounts payable under this Agreement, the Borrower agrees to protect, indemnify, pay and hold the Issuer and each Lender harmless from and against any and all claims, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of, or payment of any drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer and/or such Lender as finally determined by a court of competent jurisdiction or (B) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission of any present or future government or Governmental Authority.

                           (3) Issuer Not Responsible. In furtherance of the
                  foregoing on liability, the Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the issuance of Letters of Credit;
                  (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part; (C) errors, omissions, interruptions, or delays in transmissions or delivery of any messages, by mail, cable, telecopy, telex or otherwise, whether or not in cipher; (D) the misapplication by the beneficiary of any Letter of Credit or the proceeds of any drawing under such Letter of Credit; or (E) any consequence arising from causes beyond the control of the Issuer, including any governmental acts; except, in the case of this paragraph (3), for damages proven to be caused by the Issuer's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

             (k) Letters of Credit Denominated in an Available Foreign Currency. For purposes of this Agreement, the amount of all obligations of Borrower under this Section 1.14 that are stated in an amount in an Available Foreign Currency shall be the Dollar Equivalent Amount of such amount. Without limiting the generality of the foregoing, the Dollar Equivalent Amount of the Contingent Reimbursement Obligations and any unreimbursed Drawings with respect to all Letters of Credit denominated in an Available Foreign Currency shall be the amount determined by the Issuer in its the most recent valuation of such obligations. If, after giving effect to any such determination, the sum of all outstanding RC Loans plus all Contingent Reimbursement Obligations plus any unreimbursed Drawings exceeds the RC Commitment, then Borrower shall repay the RC Loans immediately in an amount equal to such excess amount, and if there remains an excess after the RC Loans are so paid, the Borrower shall provide cash collateral as provided in paragraph (h) above. All payments by Borrower to the Issuer under this Section 1.14 shall be made in Dollars. Notwithstanding the foregoing, so long as the Borrower satisfies its obligations to repay the RC Loans and/or provide the cash collateral as aforesaid, the Borrower shall not be deemed to be in default under this Agreement solely due to currency fluctuations on the value of outstanding Letters of Credit even if such fluctuations may cause the Dollar Equivalent of outstanding Letters of Credit to exceed the amount of the Letter of Credit Sublimit.

             (l) Rights and Obligations of Borrower and Restricted Subsidiaries. The rights of Borrower to request the issuance of Letters of Credit under this
Section 1.14 shall be deemed to include the rights of any Restricted Subsidiary to request the issuance of Letters of Credit, in each case subject to the same obligations and agreements of Borrower as are set forth in this Section 1.14.

         1.15 DESIGNATION OF ADDITIONAL BORROWERS. At any time and from time to time, on at least ten (10) Business Days prior written notice, Borrower may, with the consent of the Administrative Agent (not to be unreasonably withheld), designate one or more Restricted Subsidiaries that are United States Persons to become co-borrowers hereunder subject to the following:

             (a) each newly-designated borrower (a "NEW BORROWER") shall execute a joinder hereto in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (i) such New Borrower shall agree to be a co-borrower on a joint and several basis; and (ii) such New Borrower shall designate NCOG to act on its behalf for providing all notices and accepting all notices hereunder;

             (b) all co-borrowers shall execute and deliver a new Note, in form and substance satisfactory to the Administrative Agent, payable to each Lender who exchanges its old Note hereunder;

             (c) each New Borrower shall deliver to the Administrative Agent such authorizing resolutions, incumbency certificates, good standing certificates and opinions of counsel as the Administrative Agent may reasonably request; and

             (d) the Borrower and its Restricted Subsidiaries shall take such action as the Administrative Agent may reasonably request to effect the purposes of this Section 1.15 including, without limitation, executing such amendments to this Agreement and the other Loan Documents as the Administrative Agent shall reasonably request.

Upon such designation, the term "BORROWER" shall mean, collectively, NCOG and each New Borrower on a joint and several basis (unless the context otherwise requires that such phrase shall apply only to NCOG) and the term "NOTE" and "RC NOTE" shall mean either a Note executed by NCOG or by the co-borrowers, as applicable.

                                   ARTICLE II

                     YIELD PROTECTION AND BREAKAGE INDEMNITY

         2.1 MANDATORY SUSPENSION AND CONVERSION OF LIBO RATE LOANS. Each Lender's obligations to make, continue or convert into LIBO Rate Loans of any Type shall be suspended, all such Lender's outstanding Loans of such Type shall be converted into Prime Rate Loans on the last day of their applicable Interest Periods (or, in the case of clause (c) below, on the last day such Lender may lawfully continue to maintain Loans of such Type if earlier, or, in the case of clause (d) below, on the day determined by such Lender to be the last Business Day before the effective date of the applicable restriction), and all pending requests for the making or continuation of or conversion into Loans of such Type by such Lender shall be deemed requests for Prime Rate Loans, if:

             (a) on or prior to the date required for the determination of a LIBO Rate for any Interest Period, the Administrative Agent determines that for any reason appropriate information is not available to it for purposes of determining the LIBO Rate for such Interest Period;

             (b) on or prior to the first day of any Interest Period for a LIBO Rate Loan, the Majority Lenders have informed the Administrative Agent of their determination that the LIBO Rate as determined by the Administrative Agent for such Interest Period would not accurately reflect the cost to such Lenders of making, continuing or converting into a LIBO Rate Loan for such Interest Period;

             (c) at any time a Lender determines that any Regulatory Change makes it unlawful or impracticable for such Lender or its applicable Eurodollar Lending Office to make, continue or convert into a LIBO Rate Loan of such Type, or to comply with its obligations hereunder in respect thereof; or

             (d) a Lender notifies the Administrative Agent of its determination that (i) by reason of any Regulatory Change, such Lender or its applicable Eurodollar Lending Office is restricted, directly or indirectly, in the amount that it may hold of (A) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to LIBO Rate Loans of such Type is directly or indirectly determined or (B) the category of assets that includes LIBO Rate Loans of such Type and (ii) in connection therewith, such Lender has elected not to make available hereunder LIBO Rate Loans of such Type.

If, as a result of this Section 2.1, any Loan of any Lender that would otherwise be made or maintained as or converted into a LIBO Rate Loan for any Interest Period is instead made or maintained as or converted into a Prime Rate Loan, then, unless the corresponding Loan of each of the other Lenders is also to be made or maintained as or converted into a Prime Rate Loan, such Loan shall be treated as being a LIBO Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Lenders of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Administrative Agent shall promptly notify Borrower and each Lender of the existence or occurrence of any condition or circumstance specified in clause (a) or (b) above, and each Lender shall promptly notify Borrower and the Administrative Agent of the existence, occurrence or termination of any condition or circumstance specified in clause (c) or (d) above applicable to such Lender's Loans, but the failure by the Administrative Agent or such Lender to give any such notice shall not affect such Lender's rights hereunder.

         2.2 REGULATORY CHANGES. If in the determination of any Lender (a) any Regulatory Change shall actually directly or indirectly

                  (i) reduce the amount of any sum received or receivable by such Lender with respect to any LIBO Rate Loan or the return to be earned by such Lender on any LIBO Rate Loan,

                  (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make or acquire, any LIBO Rate Loan,

                  (iii) require such Lender or any Affiliate of such Lender to make any payment on or calculated by reference to any amount received by such Lender in respect of its LIBO Rate Loans or its obligations to make LIBO Rate Loans, or

                  (iv) reduce, or have the effect of reducing, the rate of return on any capital such Lender or any Affiliate of such Lender is required to maintain on account of any LIBO Rate Loan or such Lender's commitment to make any LIBO Rate Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Lender such additional amounts as such Lender determines will fully compensate it for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request for such payment by such Lender, accompanied by the certificate described in Section 2.5 (Determinations) and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender, provided that the Borrower shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier the retroactive effective date of the Regulatory Change if such Regulatory Change occurs during such 90-day period.

         2.3 CAPITAL AND RESERVE REQUIREMENTS. If, in the determination of any Lender, such Lender or any Affiliate thereof is required, under a change in applicable Law (including Regulation D), or a change in interpretations, directives, requests and governmental or regulatory guidelines (whether or not having the force of law), in any case, occurring after the Closing Date, to maintain capital or deposit any reserve on account of any Loan (except any reserve requirement reflected in the LIBOR Lending Rate), or any commitment to make any Loan, or to participate in any Letter of Credit then, upon request by such Lender, the Borrower shall pay to such Lender such additional amounts as such Person determines will fully compensate it for any actual reduction in the rate of return on the capital that such Lender or such Affiliate thereof is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request by such Lender for such payment accompanied by the certificate described in Section 2.5 (Determinations) (provided that the Borrower shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier, the retroactive effective date of such determination if made during such 90-day period), and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender.

         2.4 BREAKAGE. The Borrower shall pay to each Lender, upon request, such amount as such Lender reasonably determines is necessary to compensate it for any actual loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a LIBO Rate Loan on a date other than the last day of an Interest Period for such LIBO Rate Loan or (b) a LIBO Rate Loan for any reason (other than due to the action or inaction of the Administrative Agent or Lenders) not being made, continued or converted, or any payment of principal thereof or interest thereon not being made, on the date determined therefor in accordance with the applicable provisions of this Agreement. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement during the remainder of the applicable Interest Period over (ii) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market for a period equal to such remaining portion of the Interest Period.

         2.5 DETERMINATIONS. In making the determinations contemplated by this
Article 2, each Lender shall make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate, and such Person's selection thereof in accordance with this Section 2.5, and the determinations made by such Person on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors. Each Lender shall furnish to the Borrower, at the time of any request for compensation under Section 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 2 and the assumptions underlying such computations, which shall include a statement of an officer of such Person certifying that such request for compensation is being made pursuant to a policy adopted by such Person to seek such compensation generally from customers similar to the Borrower and having similar provisions in agreements with such Person.

         2.6 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), or such Lender's obligation to make or continue Loans as LIBO Rate Loans shall be suspended pursuant to Section 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans) or such Lender has defaulted on its obligations to make or participate in Loans pursuant to Section
1.2 (Manner of Borrowing), Borrower, upon three (3) Business Days' notice, may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Notes, if any, and the other Loan Documents to any Eligible Assignee identified by Borrower subject to

             (a) the consent of the Administrative Agent (which consent shall not be unreasonably withheld),

             (b) satisfaction of the other conditions specified in Section 11.9 (Successors and Assigns) below,

             (c) the agreement of the proposed transferee to assume all of the obligations of such Lender hereunder and under the other Loan Documents for consideration equal to the outstanding principal amount of such Lender's Loans, interest thereon to the date of such transfer, and all other amounts payable hereunder to such Lender to the date of transfer,

             (d) such transferor Lender shall have been paid on or prior to the date of such transfer all fees and other amounts payable to such transferor hereunder including those amounts payable under said Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), as applicable (and including any fees accrued hereunder and any amounts that would be payable under Section 2.4 (Breakage) as if all of such Lender's Loans were being prepaid in full on such date) or arrangements reasonably satisfactory to the transferor Lender shall have been made for such payments, and

             (e) satisfaction of the condition that if the Lender being replaced has requested compensation pursuant to Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), the proposed transferee's aggregate requested compensation, if any, pursuant to Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements) with respect to such replaced Lender's Loans is lower than that of the Lender replaced.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 1.12 (Taxes on Payments), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements), 2.4 (Breakage), 11.12 (Indemnification by the Borrower) and 11.13 (Expenses) (without duplication of any payments made to such Lender by the Borrower or the proposed transferee) shall survive for the benefit of any Lender replaced under this Section 2.6 with respect to the time prior to such replacement.

         2.7 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 1.12 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.7 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.12 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements).

                                  ARTICLE III

              CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FUNDINGS

         3.1 CONDITIONS TO INITIAL LOANS. The effectiveness of this Agreement (other than this Article 3) and the obligation of the Lenders to make Loans and of the Issuer to issue and maintain Letters of Credit on the Closing Date and thereafter are subject to the satisfaction, prior to or concurrently with the Closing Date, of the following conditions precedent in each case to the satisfaction of the Administrative Agent, in addition to the conditions precedent set forth in Section 3.2 hereof (Conditions to All Loans):

             (a) Agreement; Note. The Administrative Agent shall have received this Agreement and RC Notes, in substantially the form of Exhibit A hereto, each duly executed on behalf of Borrower.

             (b) Subsidiary Guaranty. The Administrative Agent shall have received Guaranties in substantially the form of Exhibit G attached hereto (such agreement, as it may be further amended, modified or supplemented from time to time "SUBSIDIARY GUARANTY") duly executed and delivered on behalf of each of the Restricted Subsidiaries.

             (c) Certain Security Documents Pertaining to Personal Property. The Administrative Agent shall have received the following documents (as amended, modified or supplemented from time to time, each a "SECURITY DOCUMENT" and collectively the "SECURITY DOCUMENTS"), each of which shall be in form and substance satisfactory to the Administrative Agent (except for the certificates representing the stock certificates and other instruments pledged pursuant to such Security Documents and the stock powers delivered in connection therewith):

                  (i) Executed copies of each of the following:

                           (A) Third Amended and Restated Security Agreement,
duly executed on behalf of the Borrower and each Restricted Subsidiary, in substantially the form of Exhibit E attached hereto (such agreement as it may be further amended, modified or supplemented from time to time, the "SECURITY AGREEMENT").

                           (B) Third Amended and Restated Stock Pledge
Agreement, duly executed on behalf of the Borrower, each Restricted Subsidiary owning Capital Stock in a U.S. Restricted Subsidiary, and a sufficient number of Restricted Subsidiaries as is necessary to pledge under U.S. Law 65% of the Voting Stock of the First Tier Foreign Subsidiaries, in substantially the form of Exhibit F attached hereto (such agreement as it may be further amended, modified or supplemented from time to time, the "STOCK PLEDGE AGREEMENT").

                  (ii) Original certificates and instruments representing the stock certificates and other instruments pledged pursuant to such Security Documents, accompanied by duly executed instruments of transfer or assignments in blank.

                  (iii) Evidence of the completion of all recordings and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Administrative Agent, desirable to create or perfect the Liens created or purported to be created by such Security Documents as valid, continuing and perfected Liens in favor of the Administrative Agent securing the Secured Obligations, prior to all other Liens other than Permitted Liens; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing. Without limitation of the foregoing, the Administrative Agent shall receive financing statements or amendments thereto, and UCC "in-lieu" statements, deemed necessary or desirable by Administrative Agent to create, perfect or continue such Liens in favor of the Administrative Agent.

                  (iv) Waivers of landlord's liens, warehouseman's liens and similar rights, to the extent requested by the Administrative Agent.

                  (v) Evidence that all other actions necessary or, in the opinion of the Administrative Agent, desirable to create, perfect or protect the Liens created or purported to be created by the above Security Documents have been taken.

                  (vi) A recent search of UCC, federal tax, and judgment dockets and records and other appropriate registers (the scope of such search to be satisfactory to Administrative Agent) shall have revealed no filings or recordings in effect with respect to the Collateral purported to be covered by the above Security Documents, except such as are acceptable to the Administrative Agent (it being understood that such acceptance does not limit the obligations of the Borrower and Restricted Subsidiaries with respect to the priority of the Liens in favor of the Lenders), and the Administrative Agent shall have received a copy of the search reports received as a result of the search and of the acknowledgment copies of the financing statements or other instruments required to be filed or recorded pursuant to this subsection bearing evidence of the recording of such statements or instruments at each of such filing or recording places.

             (d) Capitalization, Etc. The corporate, partnership or limited liability company, as applicable, structure and capital structure of the Borrower and each Restricted Subsidiary shall be reasonably satisfactory to the Administrative Agent.

             (e) Corporate Proceedings. The Administrative Agent shall have received certificates by the Secretary or Assistant Secretary of Borrower and each Restricted Subsidiary dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other Constituent Documents) of each such Person in effect on such date (which, in the case of articles of incorporation or other Constituent Documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation or formation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the Closing Date) or certificates from a Responsible Officer of the Borrower and each Restricted Subsidiary stating that the articles of incorporation and bylaws (or other Constituent Documents) of such Person have not been amended or modified since furnished to the Administrative Agent in connection with the Existing Credit Agreement, (ii) true copies of all corporate, partnership or limited liability company, as applicable, action taken by each such Person relative to this Agreement and the other Loan Documents and
(iii) the incumbency and signature of the respective officer of each such Person executing this Agreement and the other Loan Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Administrative Agent shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated within an acceptable period prior to the Closing Date showing the good standing of the Borrower and each Restricted Subsidiary in its state of incorporation or formation.

             (f) Insurance. The Administrative Agent shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents have been obtained, containing the endorsements required hereby and thereby.

             (g) Financial Statements. The Administrative Agent shall have received copies of the financial statements and other information referred to in
Section 4.1 (Representations and Warranties) hereof.

             (h) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion addressed to the Lenders, dated the Closing Date, of Blank Rome LLP, counsel to the Borrower and Restricted Subsidiaries, in form and substance satisfactory to the Administrative Agent and its counsel (which will be substantially the same as the opinion issued in connection with the Existing Credit Agreement, with appropriate additional provisions which address the transactions described herein and revisions to the UCC).

             (i) Responsible Officer Certificates. The Administrative Agent shall have received certificates from a Responsible Officer of the Borrower and each Restricted Subsidiary as to such matters as the Administrative Agent may request.

             (j) Fees, Expenses, etc. All fees, interest, expenses and other amounts required to be paid to the Administrative Agent for itself and on behalf of the Lenders under the Existing Credit Agreement, this Credit Agreement, or any other written agreement on or prior to the Closing Date shall have been paid or received.

             (k) Management Letters. The Administrative Agent shall have received copies of the management letters issued by Borrower's certified public accountants in connection with its audited financial statements dated December 31, 2004 or a letter from such accountants that no such management letters were issued.

             (l) No Material Adverse Effect. The Responsible Officer of Borrower and each Restricted Subsidiary shall provide the Administrative Agent with a certificate stating that since December 31, 2004, there has not occurred, or been threatened, any event, act or condition which could have a Material Adverse Effect.

             (m) Existing Facility. Concurrent with the initial funding hereunder, but subject to Section 3.3 hereof the Indebtedness under the Existing Credit Agreement shall be repaid in full except that Letters of Credit issued under the Existing Credit Agreement shall be deemed to be Letters of Credit issued under this Agreement.

             (n) Due Diligence. The Administrative Agent shall have completed, to its satisfaction, all legal and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Borrower and its Subsidiaries in scope and determination satisfactory to the Administrative Agent in its sole discretion.

             (o) Evidence of Senior Indebtedness Status. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent in its sole discretion, that the Secured Obligations rank senior in priority of payment to all Subordinated Debt of the Borrower, including, without limitation, the Existing Subordinated Debt.

             (p) Additional Matters. All corporate, partnership or limited liability company, as applicable, and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

         3.2 CONDITIONS TO ALL LOANS. The obligation of the Lenders to make any Loan and of the Issuer to issue any Letter of Credit is subject to performance by the Borrower and each Restricted Subsidiary of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan or Letter of Credit, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

             (a) Notice. Appropriate notice of such Loan or request for a Letter of Credit, as applicable shall have been given by the Borrower to the Administrative Agent as provided in Article 1 hereof.

             (b) Representations and Warranties. Each of the representations and warranties made by Borrower in Article 4 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date (provided that any representation and warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects on and as of such date as if made on and as of such date), both before and after giving effect to the Loans or the issuance of the Letter of Credit requested to be made on such date (except to the extent the representations expressly refer to an earlier period).

             (c) No Defaults. No Event of Default or Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

             (d) No Violations of Law, etc. Neither the making nor use of the Loans nor issuance of any Letter of Credit shall cause the Lenders to violate or conflict with any Law.

             (e) No Material Adverse Effect. There shall not have occurred, or be threatened, any other event, act or condition which could reasonably be expected to have a Material Adverse Effect since the date of the Borrower's most recent financial statements delivered to the Administrative Agent.

             Each request by Borrower for any Loan or for the issuance of a Letter of Credit shall constitute a representation and warranty by Borrower that the conditions set forth in this Section 3.2 have been satisfied as of the date of such request. Failure of the Administrative Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 3.2 have been satisfied as of the date such Loan is made.

         3.3 CLOSING DATE FUNDING MATTERS. Notwithstanding anything in this Agreement to the contrary, each of the parties agree that on the Closing Date there may be certain Loans made or repaid in a manner that is not ratable among the Lenders in order to effect the purposes hereof to pay off or pay down certain Lenders under the Existing Credit Agreement and cause the Lenders under this Agreement to have such amounts of outstanding Loans as are contemplated hereby. To the extent Interest Periods for any LIBO Rate Loans outstanding under the Existing Credit Agreement have not expired as of the Closing Date, and the Lender relating to such LIBO Rate Loan is a Lender hereunder, the parties will, if practicable and approved by the Administrative Agent, make arrangements for pay off of each such LIBO Rate Loan in a manner reasonably designed to minimize expense to the Borrower under Section 2.4 (Breakage).

         3.4 EXISTING CREDIT AGREEMENT. The Existing Credit Agreement shall remain in full force and effect (except as the same may be terminated by its terms) until the Closing Date, at which time the Existing Credit Agreement shall be superseded by this Agreement, except that all indemnities and cost reimbursement provisions in the Existing Credit Agreement shall survive.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders as follows:

             (a) Corporate Status; Subsidiaries. The Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each such Person has the corporate, partnership or limited liability company, as applicable, power and authority to own its property and transact the business in which it is engaged or presently proposes to engage. The Borrower and each of its Restricted Subsidiaries is duly qualified to do business as a foreign corporation, partnership, or limited liability company, as applicable, and is in good standing (or foreign equivalent, if such exists) in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
Schedule 4.1(a) hereof states as of the Closing Date (i) the jurisdiction of incorporation or formation of the Borrower and each of its Subsidiaries, (ii) the jurisdictions in which the Borrower and each Restricted Subsidiary is qualified to do business as a foreign corporation, partnership, or limited liability company, as applicable, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (iii) as to each Subsidiary, whether it is a Restricted Subsidiary or an Unrestricted Subsidiary. Borrower shall, promptly upon any change in fact set forth therein, or upon request therefor from the Administrative Agent, provide to the Administrative Agent a certified copy of an updated Schedule 4.1(a), which upon approval by the Administrative Agent shall be deemed annexed hereto.

             (b) Corporate Power and Authorization. The Borrower and each Restricted Subsidiary has the corporate, partnership or limited liability company, as applicable, power and authority to execute, deliver, perform, and take all actions contemplated by each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate, partnership or limited liability company, as applicable, proceedings on its part. Without limitation of the foregoing, the Borrower and each Restricted Subsidiary has the corporate, partnership or limited liability company, as applicable, power and authority to borrow or to guaranty the borrowings, as applicable, pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate, partnership or limited liability company, as applicable, action to authorize such borrowings or guaranty, as applicable.

             (c) Execution and Binding Effect. This Agreement and each other Loan Document to which the Borrower or any Restricted Subsidiary is a party has been duly and validly executed and delivered by each such Person. This

Agreement, and each other Loan Document constitute, the legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

             (d) Governmental Approvals and Filings. Except for filings which have been duly made (or are being made on the Closing Date) pursuant to the Security Documents, no approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with the execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, provided that Borrower may be required to file certain of the Loan Documents with the Securities and Exchange Commission.

             (e) Absence of Conflicts. Neither the execution and delivery of any Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof does or will

                  (i) violate or conflict with any Law, or

                  (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of the Borrower or any Restricted Subsidiary (except for any Lien in favor of the Administrative Agent securing the Secured Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower or any Restricted Subsidiary under or in connection with,

                           (A) the articles of incorporation or by-laws (or
other Constituent Documents) of the Borrower or any Restricted Subsidiary,

                           (B) any agreement or instrument creating, evidencing
or securing any Indebtedness to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, excluding in the case of violations, conflicts or the like under this clause (B), those violations or conflicts which are not material in nature, or

                           (C) any other material agreement or instrument to
which the Borrower or any Restricted Subsidiary is a party or any of its properties (now owned or hereafter acquired) may be subject or bound, excluding in the case of violations, conflicts or the like under this clause (C), those violations or conflicts which are not material in nature.

             (f) Audited Financial Statements. The Borrower has heretofore furnished to the Administrative Agent financial statements for Borrower and its consolidated Subsidiaries as of December 31, 2004 for the fiscal year then ended, in the form filed with the Borrower's Form 10-K filing with the SEC as examined and reported on by Ernst & Young LLP, who delivered an unqualified opinion in respect thereof. The financial statements present fairly the financial condition of the Borrower and its consolidated Subsidiaries, as of the end of such fiscal year, and the results of operations and cash flows for such consolidated group the fiscal year then ended, all in conformity with GAAP.

             (g) Interim Financial Statements. The Borrower has heretofore furnished to the Administrative Agent interim company prepared financial statements for the Borrower and its consolidated Subsidiaries, dated March 31, 2005 for the fiscal quarter then ended, in the form filed with the Borrower's Form 10-Q filing with the SEC. Such financial statements present fairly the financial condition of the Borrower and its consolidated Subsidiaries, as of the end of such fiscal quarter and the results of operations and cash flows for such consolidated group for such fiscal quarter, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, except that such interim financial statements do not contain footnotes.

             (h) Absence of Undisclosed Liabilities. Neither the Borrower nor any Restricted Subsidiary has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (w) as disclosed in the financial statements referred to in Section 5.1 (Basic Reporting Requirements) hereof or (x) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             (i) Absence of Material Adverse Changes. Since December 31, 2004, there has been no change in the business, operations, or condition (financial or otherwise) of the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect.

             (j) Accurate and Complete Disclosure. All information (taken as a whole) heretofore, contemporaneously or hereafter provided (orally or in writing) by the Borrower or any Restricted Subsidiary to the Administrative Agent pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby (other than projections, which will be subject to the following paragraph) is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Administrative Agent as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Administrative Agent in writing every fact or circumstance which has, or which could reasonably be expected to have, a Material Adverse Effect.

         All projections heretofore, contemporaneously or hereafter provided by the Borrower or any Restricted Subsidiary to the Administrative Agent pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby are or will be (as the case may be) made in good faith consistent with the Loan Documents and based on the Borrower's reasonable judgment as to the anticipated financial performance and results of operations. However, any such projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

             (k) Solvency. On and as of the Closing Date, and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and Restricted Subsidiaries on a consolidated basis are and will be Solvent.

             (l) Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". Neither the Borrower nor any Restricted Subsidiary is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the Borrower nor any Restricted Subsidiary owns any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

             (m) Partnerships, Etc. Except as set forth on Schedule 4.1(m), as of the Closing Date, neither the Borrower nor any Restricted Subsidiary is a partner (general or limited) of any partnership, is a party to any joint venture, or owns (beneficially or of record) any equity or similar interest in any non-Subsidiary Person (including but not limited to any interest pursuant to which the Borrower or any Restricted Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

             (n) Ownership and Control. Schedule 4.1(n) hereof states as of the Closing Date the authorized capitalization of the Borrower and each Restricted Subsidiary, the number of shares of each class of Capital Stock issued and outstanding of each such Person and the number and percentage of outstanding shares of each such class of Capital Stock and the names of the record owners of such shares and the direct or indirect beneficial owners of such shares (except that for Borrower the listing shall include only the names of any parties beneficially owning, individually or through affiliates, more than 5% of Borrower's Capital Stock and shall be as of the date of the most recent proxy statement filed with the SEC prior to the Closing Date). The outstanding shares of Capital Stock of the Borrower and each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Schedule 4.1(n), as of the Closing Date, there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate Borrower to issue any shares of its Capital Stock or any other securities.

             (o) Litigation. All pending actions, suits, proceedings or known investigations as of the Closing Date which could reasonably be expected to result in liability not covered by insurance in an amount equal to or greater than $1,000,000.00 are disclosed on Schedule 4.1(o). To the best of Borrower's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against the Borrower or any Restricted Subsidiary which could reasonably be expected to cause a Material Adverse Effect.

             (p) Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Default.

             (q) Absence of Other Conflicts. Neither the Borrower nor any Restricted Subsidiary is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (i) other than violations or conflicts which could not reasonably be expected to have a Material Adverse Effect, any Law to the best of Borrower's knowledge, after due inquiry,

                  (ii) its articles of incorporation or by-laws (or other Constituent Documents), or

                  (iii) other than violations or conflicts which could not reasonably be expected to have a Material Adverse Effect, any agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

             (r) Insurance. The Borrower and each Restricted Subsidiary maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.1(r) hereof sets forth as of the Closing Date a list of all such insurance currently maintained by the Borrower and each Restricted Subsidiary, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible.

             (s) Title to Property. The Borrower and each Restricted Subsidiary has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in
Section 4.1(f) hereof (Audited Financial Statements) or submitted pursuant to
Section 5.1(a) hereof (Annual Audited Reports), as the case may be (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted hereunder after the date of such balance sheet), in each case free and clear of all Liens, other than Permitted Liens.

             (t) Intellectual Property. The Borrower and each Restricted Subsidiary owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, other than conflicts which could not reasonably be expected to have a Material Adverse Effect. Except as described in Schedule 4.1(t), neither the Borrower nor any Restricted Subsidiary as of the Closing Date owns any registered patents, trademarks or copyrights as of the Closing Date.

             (u) Taxes. All tax and information returns required to be filed by or on behalf of the Borrower and each Restricted Subsidiary have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and each Restricted Subsidiary or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of each such Person. The reserves and provisions for taxes on the books of the Borrower and each Restricted Subsidiary are adequate for all open years and for its current fiscal period.

             (v) Employee Benefits. Except as set forth on Schedule 4.1(v), neither the Borrower nor any Restricted Subsidiary as of the Closing Date has a Plan or Plans.

             (w) Environmental Matters.

                  (i) The Borrower and its Restricted Subsidiaries, and each of their respective Environmental Affiliates, is and has been in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are to the Borrower's knowledge after due inquiry no circumstances that may prevent or interfere with such compliance in the future.

                  (ii) The Borrower and its Restricted Subsidiaries, and each of their respective Environmental Affiliates, has all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (iii) There is no Environmental Claim pending or, to the knowledge of Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against the Borrower or any of its Restricted Subsidiaries or any of their respective Environmental Affiliates, except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (iv) Except as set forth in Schedule 4.1(w), no facility or property now or previously owned, operated or leased by the Borrower or any of its Restricted Subsidiaries or any of their respective Environmental Affiliates is an Environmental Cleanup Site. Neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and to Borrower's knowledge no condition exists which could result in the filing of a Lien, against any property of the Borrower or any of its Restricted Subsidiaries or any of their respective Environmental Affiliates under any Environmental Law.

             (x) Business Interruptions. Within two (2) years prior to the Closing Date, none of the business, property or operations of the Borrower or any Restricted Subsidiary has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Person. To the best of Borrower's knowledge, there are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by the Borrower or any Restricted Subsidiary.

             (y) Names. In the five (5) years prior to the Closing Date, neither the Borrower nor any Restricted Subsidiary has conducted business under or used any names (whether corporate or assumed) except for its present corporate name and those names listed in Schedule 4.1(y) attached hereto (which list shall be organized by each such Person's true, legal name) and made a part hereof. The Borrower and each Restricted Subsidiary is the sole owner of its name and any and all business done and all invoices using such name or any names listed in
Schedule 4.1(y) represent sales and business of such Person and are owned solely by such Person.

             (z) Regulation O. No director, executive officer or principal shareholder of the Borrower or any Restricted Subsidiary is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to any Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

             (aa) OFAC Requirements. Neither the Borrower nor any of its Affiliates, or any Person acting on their behalf in connection with this Agreement, is a Prohibited Person. Neither the Borrower nor any of its Affiliates, or any Person acting on their behalf in connection with this Agreement, has engaged directly or indirectly in any transaction that evades or avoids, or has the purpose of evading or avoiding, or violates the requirements or prohibitions set forth in the Executive Order or the PATRIOT Act. Neither the Borrower nor any of its Affiliates (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan will be used or have been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

             (bb) Senior Indebtedness Status.

                  (i) The Obligations of the Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person.

                  (ii) The Obligations of the Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents constitutes "Senior Indebtedness" under the Existing Subordinated Note Indenture and constitutes "Senior Indebtedness", "Senior Debt" or any equivalent term under all instruments and documents, now or in the future, relating to all other Subordinated Indebtedness of such Person.

                  (iii) The Obligations of the Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents constitutes "Designated Senior Indebtedness" under the Existing Subordinated Note Indenture and constitutes "Designated Senior Indebtedness", "Designated Senior Debt" or any equivalent term under all instruments and documents, now or in the future, relating to all other Subordinated Indebtedness of such Person

                  (iv) The Obligations of the Borrower and each of its Restricted Subsidiaries under this Agreement and each of the other Loan Documents is permitted to be incurred under the Existing Subordinated Note Indenture.

             (cc) Investment Company Act.

                  Neither the Borrower nor any of its Restricted Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

             (dd) Public Utility Holding Company Act.

                  Neither the Borrower nor any of its Restricted Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.2 REPRESENTATIONS AND WARRANTIES ABSOLUTE. The representations and warranties of the Borrower set forth in this Article 4 are unaffected by any prior or subsequent investigation by, or knowledge of, the Administrative Agent or any Lender.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

             So long as any Obligations shall remain unpaid or any Lender shall have any Commitment under this Agreement, Borrower shall comply, and shall cause each other Person(s) specified to comply, with the following covenants:

         5.1 BASIC REPORTING REQUIREMENTS.

             (a) Annual Audited Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Administrative Agent and each of the Lenders financial statements in the form filed with the Borrower's Form 10-K filing with the SEC (or, at any time that the Borrower is not required to file such financial statements, it shall deliver consolidated statements of income, cash flows, and changes in shareholders equity, with notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year) together with all management letters, if any, issued in connection therewith. Such financial statements shall be accompanied by an opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent. A copy of the opinion of such accountants shall be delivered to the Administrative Agent and each of the Lenders and signed by such accountants. Such opinion shall be free of exceptions or qualifications not acceptable to the Administrative Agent in its reasonable discretion and in any event shall be free of any exception or qualification which is of a "going concern" or like nature or which relates to a limited scope of examination.

             (b) Quarterly Financial Statements. As soon as practicable but in any event within 45 days after the end of each quarter, the Borrower shall furnish to the Administrative Agent and each of the Lenders financial statements in the form filed with Borrower's Form 10-Q filing with the Securities and Exchange Commission (but, if at any time the Borrower is not a reporting entity, it shall deliver the types of quarterly financial statements that would be required to be filed with Borrower's Form 10-Q filing if it were a reporting entity).

             (c) Quarterly Compliance Certificates. The Borrower shall deliver to the Administrative Agent and each of the Lenders an Officer's Compliance Certificate concurrently with the delivery of the financial statement referred to in paragraphs (a) and (b) above. Each such Officer's Compliance Certificate shall set forth the amount of loans and other investments made pursuant to
Section 6.5(f) (Loans, Advances and Investments).

             (d) Annual Budget. As soon as practicable, and in any event within 45 days after the start of each fiscal year, the Borrower shall deliver to the Administrative Agent (for delivery to the Lenders) a consolidated annual budget, which shall include the annual projections of profit and loss statements, for the succeeding fiscal year, together with a statement of the assumptions and estimates upon which such projections are based in form and substance consistent with past practice. The projections shall be accompanied by a cover letter stating that such projections, estimates and assumptions, as of the date of preparation thereof, are reasonable, made in good faith, consistent with the Loan Documents, and represent the Borrower's best judgment as to such matters.

             (e) Commercial Finance Reports. Within 30 days of a request by the Administrative Agent, the Borrower shall furnish to the Administrative Agent a report of a Responsible Officer of the Borrower setting forth information as to
(i) receivables, and (ii) payables (which shall, at the Administrative Agent's request, include, among other things, a breakout of aging and payments).

             (f) Certain Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its shareholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, the Borrower.

             (g) Further Information. The Borrower will promptly furnish to the Administrative Agent or any Lender such other information pertaining to the business of Borrower and its Subsidiaries and in such form as the Administrative Agent or any Lender may reasonably request from time to time.

             (h) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                  (i) Any Event of Default or Default.

                  (ii) Any event which could reasonably be expected to have a Material Adverse Effect.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Restricted Subsidiary, except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (iv) Any material violation, breach or default by the Borrower or any Restricted Subsidiary under any agreement or instrument which could reasonably be expected to have a Material Adverse Effect.

                  (v) Any material amendment or supplement to, or extension, renewal, refinancing, or refunding of, or waiver by any other party thereto of any right under or conditions of, any agreement or instrument creating, evidencing or securing any Indebtedness of the Borrower or any Restricted Subsidiary in excess of $1,000,000.00; any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower and Restricted Subsidiaries taken as a whole.

                  (vi) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Borrower or any Restricted Subsidiary or any Controlled Group Member from any such Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan, if not previously provided.

                  (vii) Any Environmental Claim pending or threatened against the Borrower or any Restricted Subsidiary, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Restricted Subsidiary, that could form the basis of such Environmental Claim, which Environmental Claim, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (i) Visitation; Verification. Borrower shall, and shall cause each Restricted Subsidiary to, permit such Persons as the Administrative Agent or any Lender may designate from time to time to visit and inspect any of the properties of the Borrower and each Restricted Subsidiary, to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its directors, officers, employees and independent accountants at such times and as often as the Administrative Agent may reasonably request. Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent the affairs of the Borrower and the Restricted Subsidiaries. The Administrative Agent shall have the right to examine accounts, inventory and other properties and liabilities of the Borrower and each Restricted Subsidiary from time to time, and Borrower and each Restricted Subsidiary shall cooperate with the Administrative Agent in such examination.

         5.2 INSURANCE. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain insurance covering the properties (including tangible Collateral) and business against fire, flood, casualty and such other hazards and risks (including the risk of business interruption from a casualty event) as may be reasonably acceptable to the Administrative Agent in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Administrative Agent. In addition:

             (a) Administrative Agent as Loss Payee and Additional Insured. All casualty insurance policies covering tangible Collateral shall contain standard Lender Loss Payable Clauses issued in favor of the Administrative Agent for the benefit of the Secured Parties under which all losses thereunder shall be paid to the Administrative Agent for the benefit of the Secured Parties as their interests may appear. All other insurance policies of the Borrower or any Restricted Subsidiary shall name the Administrative Agent as an additional insured on behalf of the Secured Parties as their interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Administrative Agent and shall insure the Lenders notwithstanding the act or neglect of the insured.

             (b) Administrative Agent's Right to Purchase Insurance. In the event the Borrower or any Restricted Subsidiary fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Administrative Agent may do so for the Borrower or any Restricted Subsidiary but each such Person shall continue to be liable for the cost of such insurance.

             (c) Disposition of Insurance Proceeds. The Borrower, for itself and each Restricted Subsidiary, hereby appoints the Administrative Agent as its attorney-in-fact, exercisable at the Administrative Agent's option, to endorse any check which may be payable to the Borrower or any Restricted Subsidiary in order to collect the proceeds of such insurance. In the absence of a Default or Event of Default, the Administrative Agent shall turn over to the Borrower all insurance proceeds the Administrative Agent receives. The Borrower may use the proceeds for the repair, reconstruction or replacement of Collateral, toward the replacement of lost revenues, for working capital, or for any other proper business purpose; provided that any proceeds that remain unused (i) more than 12 months after the Borrower receives them or (ii) at the time a Default or Event of Default exists shall be applied immediately as the Majority Lenders may in their discretion direct, including against the Obligations and as a permanent reduction of the RC Commitment.

             (d) Evidence of Insurance. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly furnish to the Administrative Agent from time to time upon request of the Administrative Agent the policies under which the required insurance is issued, certificates of insurance, lender loss payable endorsements, and such other information relating to such insurance as the Administrative Agent may request, and provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

         5.3 PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS. The Borrower shall, and shall cause each Restricted Subsidiary to, pay or discharge

             (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

             (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

             (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or any Restricted Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced any such Person need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

         5.4 PRESERVATION OF CORPORATE STATUS. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain its status as a corporation duly organized, validly existing and in good standing (or foreign equivalent, if such exists) under the laws of its jurisdiction of incorporation or formation, and, if a failure to do so by such Person could reasonably be expected to have a Material Adverse Effect, to be duly qualified to do business as a foreign corporation, partnership, or limited liability company, as applicable, and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary, except that Subsidiaries may be dissolved or otherwise disposed of pursuant to the terms and conditions of Sections 6.9 (Mergers, Acquisitions, Etc.) and 6.10 (Dispositions of Properties).

         5.5 GOVERNMENTAL APPROVALS AND FILINGS. The Borrower shall, and shall cause each Restricted Subsidiary to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

         5.6 MAINTENANCE OF PROPERTIES. Subject to Section 6.10 (Dispositions of Properties), the Borrower shall, and shall cause each Restricted Subsidiary to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.7 AVOIDANCE OF OTHER CONFLICTS. Neither the Borrower nor any Restricted Subsidiary shall violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

             (a) any Law in a manner which could reasonably be expected to cause a Material Adverse Effect,

             (b) its articles of incorporation or by-laws (or other Constituent Documents), or

             (c) any agreement or instrument to which it is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, with respect to which a violation or conflict could reasonably be expected to have a Material Adverse Effect.

         5.8 FINANCIAL ACCOUNTING PRACTICES. The Borrower shall, and shall cause each Subsidiary to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of consolidated financial statements of the Borrower and its consolidated Subsidiaries in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         5.9 USE OF PROCEEDS. Subject to the terms and conditions of this Agreement (including without limitation Section 5.16 (Subsidiaries as Guarantors and Non-Guarantor Subsidiaries)), the Borrower shall apply the proceeds of all Loans hereunder only (a) to refinance Indebtedness under the Existing Credit Agreement and (so long as no Default or Event of Default shall then exist) the Existing Subordinated Debt, (b) for working capital purposes, (c) to make loans, advances, and investments, to the extent permitted by this Agreement, (d) to finance capital expenditures, and (e) to finance Permitted Acquisitions, and for other corporate purposes permitted by this Agreement. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose or inconsistent with any other provision of any Loan Document.

         5.10 CONTINUATION OF OR CHANGE IN BUSINESS. The Borrower shall, and shall cause each Restricted Subsidiary to, engage only in Permitted Businesses.

         5.11 CONSOLIDATED TAX RETURN. Neither the Borrower nor any Restricted Subsidiary shall file or consent to the filing of any consolidated income tax return with any Person other than the Borrower or a consolidated Subsidiary, except as required by the Code.

         5.12 FISCAL YEAR. Neither Borrower nor any Restricted Subsidiary shall change its fiscal year or fiscal quarter.

         5.13 BANK ACCOUNTS. As additional consideration for the establishment of the credit facilities hereunder, the Borrower shall, and shall cause each Restricted Subsidiary to, maintain its primary depository and disbursement accounts with one or more Lenders; provided, however, that the Administrative Agent may, in its discretion, require the execution of a deposit account control agreement, in form and substance satisfactory to the Administrative Agent, for any such account not maintained with the Administrative Agent.

         5.14 SUBMISSION OF COLLATERAL DOCUMENTS. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly, but in no event later than twenty
(20) days following the conversion of an Account in an amount in excess of $1,000,000.00 to an instrument or chattel paper, notify the Administrative Agent if an Account becomes evidenced or secured by an instrument or chattel paper and, upon request of the Administrative Agent, promptly deliver any such instrument or chattel paper to the Administrative Agent.

         5.15 COLLECTION OF ACCOUNTS. The Borrower shall, and shall cause each Restricted Subsidiary to, continue to collect its Accounts in the ordinary course of its business.

         5.16 SUBSIDIARIES AS GUARANTORS AND NON-GUARANTOR SUBSIDIARIES; RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

             (a) The Borrower shall cause all of its Subsidiaries, now existing or hereafter formed or acquired, other than Unrestricted Subsidiaries as set forth in paragraph (b) below, to at all times be Guarantors hereunder by due execution and delivery of Subsidiary Guaranties or joinders thereto.

             (b) The Borrower shall cause all of its Subsidiaries, now existing or hereafter formed or acquired, to at all times be Restricted Subsidiaries and bound by the terms applicable thereto hereunder; provided, however, that the following Subsidiaries are excepted from such requirement (collectively, the "UNRESTRICTED SUBSIDIARIES"): (i) each of the Closing Date Unrestricted Subsidiaries (unless it becomes a Restricted Subsidiary pursuant to clause (f) below); (ii) all Subsidiaries of each of the Closing Date Unrestricted Subsidiaries, now existing or hereafter formed or acquired (unless any such Subsidiary becomes a Restricted Subsidiary pursuant to clause (f) below); and
(iii) certain other Subsidiaries designated or redesignated from time to time pursuant to paragraph (e) below. Among others, all Subsidiaries on the Closing Date that are not United States Persons are Unrestricted Subsidiaries.

             (c) Subject to the provisions of paragraph (d) below, the Borrower shall, and shall cause each Restricted Subsidiary to, pledge to the Administrative Agent for the benefit of Lenders substantially all of their assets, which pledge may be accomplished, in the Administrative Agent's reasonable discretion, pursuant to a Security Document or by a Joinder Agreement in substantially the form of Exhibit N attached hereto duly executed and delivered by such Guarantor or as otherwise agreed to by the Administrative Agent.

             (d) The Borrower shall, and shall cause each Guarantor now or hereafter owning any equity interest in (i) any of the Restricted Subsidiaries and (ii) any of the Unrestricted Subsidiaries whose Capital Stock may be pledged without violating any law or contract to which the pledgor or such Unrestricted Subsidiary may be bound (including without limitation First Tier Foreign

Subsidiaries but excluding all other Subsidiaries which are not United States Persons) to, pledge under U.S. Law to the Administrative Agent for the benefit of the Secured Parties (x) in the case of Subsidiaries that are United States Persons, 100%, or (y) in the case of First Tier Foreign Subsidiaries, 65%, of all of the issued and outstanding Voting Stock in each such Subsidiary, which pledge may be accomplished, in the Administrative Agent's reasonable discretion, either pursuant to a Security Document or by a Joinder Agreement in substantially the form of Exhibit N attached hereto duly executed and delivered by such appropriate Person.

             (e) So long as no Default or Event of Default has occurred and is continuing, the Borrower shall be permitted, on prior written notice to the Administrative Agent as specified below, to redesignate any Restricted Subsidiary as an Unrestricted Subsidiary (or designate any newly formed or acquired Subsidiary as an Unrestricted Subsidiary) so long as

                           (i) such Subsidiary (A) is or will be solely in the
                  business of purchasing pools of receivables and is or will be subject to a legal or contractual prohibition described in clause (f) below or (B) is not or will not be a United States Person, or the Administrative Agent shall have approved such redesignation or designation; and

                           (ii) the Borrower shall have provided a certificate
                  to the Administrative Agent showing compliance with the provisions of paragraph (i) Section 6.5 (Loans, Advances, Investments) hereof and stating that both before and after giving effect to such designation or redesignation, no Default or Event of Default shall have occurred and be continuing.

Such designation (or redesignation, as applicable) shall have an effective date mutually acceptable to the Administrative Agent and the Borrower, but in no event earlier than two (2) Business Days following receipt by the Administrative Agent of such written notice.

             (f) Subject to the provisions of paragraphs (a) and (e) above, if at any time any of the Unrestricted Subsidiaries that is a United States Person or any of their respective Subsidiaries that is a United States Person is not prohibited by Law or contract from becoming a Guarantor hereunder, such Person will promptly become a Guarantor and a Restricted Subsidiary hereunder by due execution and delivery of a Subsidiary Guaranty or joinder thereto and compliance with the requirements set forth in clause (c) above, provided, however, (i) if the Borrower does not directly or indirectly own all of the equity of such Person, it shall not be required to become a Restricted Subsidiary or Guarantor hereunder if the Borrower reasonably believes that such actions would potentially conflict with (or potentially be inconsistent with) obligations or duties owed to minority equity interest holders pursuant to applicable Law or a contract governing the management and affairs of such Subsidiary, and (ii) no Unrestricted Subsidiary or any of its Subsidiaries formed in anticipation of a transaction involving a bona fide contract that will directly or indirectly prohibit such Person from becoming a Guarantor hereunder shall be required to become a Guarantor or a Restricted Subsidiary hereunder prior to the closing of such transaction (or after the closing of such transaction if not so required under this clause (f)).

         5.17 UPDATE OF SCHEDULES. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly, but in no event later than thirty (30) days, following a Permitted Acquisition or other event which would result in a material change to any of the information on the disclosure schedules hereto, provide the Administrative Agent with revised schedule(s). The revised schedules must be reasonably acceptable in all respects to the Administrative Agent; they will not be acceptable if they disclose actual or potential Events of Default.

         5.18 COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each Restricted Subsidiary to, comply with all Laws governing each such Person in the operation of its business, including Environmental Laws and any Laws relating to employment practices and pension benefits and occupational and health standards and controls, but excluding any Laws whose violation would not be reasonably expected to cause a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each Restricted Subsidiary to, comply with all orders, rules, regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto, which at the time apply to it.

         5.19 PAYMENT OF EXISTING SUBORDINATED DEBT. The Borrower shall maintain availability under the RC Commitment in an amount sufficient to pay the Existing Subordinated Debt due in April 2006 so long as the Existing Subordinated Debt is outstanding.

         5.20 HEDGING AGREEMENTS. The Borrower may obtain and maintain in full force and effect, one or more Hedging Agreements (on terms and conditions satisfactory to the Administrative Agent). Any such Hedging Agreements with one or more Swap Parties (each such Hedging Agreement, a "QUALIFIED HEDGING AGREEMENT") shall be secured by the Collateral. Neither the Borrower nor any Restricted Subsidiary will enter into any Hedging Agreement except in the ordinary course of business to mitigate fluctuations of interest rates in respect of outstanding Indebtedness or currency exchange rates, as applicable. Upon the Maturity Date, if any Qualified Hedging Agreements shall be in effect, if agreed by the Administrative Agent and the Swap Party thereto, the Collateral under the Loan Documents may be released so long as the Borrower deposits cash in an amount acceptable to such Swap Party, to be held by the Administrative Agent in an interest-bearing cash collateral account for the benefit of and acceptable to such Swap Party, for application to obligations under such Qualified Hedging Agreement(s) as such obligations come due. Any prepayment, acceleration, reduction, increase or any other change in the terms of the Obligations will not affect the Borrower's obligation to continue making payments under any Hedging Agreement, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of such Hedging Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Lender shall have any Commitment under this Agreement, Borrower shall comply, and shall cause each of the Restricted Subsidiaries to comply, with the following covenants (provided, however, that compliance with each financial covenant set forth herein shall be calculated based on financial information of the Borrower and its consolidated Subsidiaries as set forth in the relevant financial covenant).

         6.1 FINANCIAL COVENANTS.

             (a) Consolidated Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Consolidated Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.00 for such fiscal quarter.

             (b) Consolidated Net Worth. As of the last day of each fiscal quarter of the Borrower, Consolidated Net Worth shall not be less than (i) $600,000,000.00 plus (ii) 50% of Consolidated Net Income calculated on a cumulative basis beginning with the quarter ending June 30, 2005, without deductions for losses.

             (c) Consolidated Funded Debt to Consolidated EBITDA. As of the last day of each fiscal quarter of the Borrower, the ratio of Consolidated Funded Debt to Consolidated EBITDA shall not be greater than 2.75 to 1.00. Consolidated EBITDA shall be calculated on a rolling four quarters basis, adjusted for any Permitted Acquisition or disposition permitted under Section 6.10(h) (Dispositions of Properties) as set forth in paragraph (d) below.

             (d) Calculation of Financial Covenants. Except as otherwise provided in this Agreement, calculations made pursuant to this Section 6.1 shall give effect, on a pro forma basis, to all Permitted Acquisitions and dispositions permitted under Section 6.10(h) made during the period to which the calculation relates, as if such Permitted Acquisition or disposition had been consummated on the first day of the applicable period. Calculation of financial covenants in connection with Permitted Acquisitions and dispositions shall be based on the results of operations and financial position of the Borrower and its consolidated Subsidiaries set forth on the most recently delivered financial statements, adjusted, (i) in the case of a Permitted Acquisition, to give effect to any additional Indebtedness incurred in connection therewith and to include the results of operations and financial position of the target during the applicable period, after adjustment for unusual expense items and anticipated operational changes, in each case, which are reasonably supportable and expected to have a continuing effect on the Borrower and its consolidated Subsidiaries provided, however, if the target in any Permitted Acquisition is unable to provide the specified GAAP financial statements for the applicable periods, the Borrower shall provide such alternative financial information respecting the target as the Administrative Agent may agree to and (ii) in the case of a disposition, to give effect to any repayment of Indebtedness in connection therewith and to exclude the results of operations and financial position for the applicable period of the assets so disposed of.

         6.2 LIENS. Neither Borrower nor any Restricted Subsidiary shall at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("PERMITTED LIENS"):

             (a) Liens pursuant to the Security Documents in favor of the Administrative Agent (on behalf of the Secured Parties) to secure the Secured Obligations;

             (b) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 6.2 hereto, and extensions and renewals of the same so long as such extensions or renewals do not provide for (i) Liens on assets that were not so secured immediately prior to such renewals or extensions, (ii) Liens securing Indebtedness in an amount greater than the amount immediately prior to such renewals or extensions or (iii) terms that are more onerous to the Borrower or applicable Restricted Subsidiary than immediately prior to such extensions or renewals;

             (c) Liens arising from taxes, assessments, charges or claims, or statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business, in each case, to the extent not yet due or remaining payable without penalty or to the extent permitted to remain unpaid under the proviso to Section 5.3 (Payment of Taxes and Other Potential Charges and Priority Claims);

             (d) Liens in the form of cash deposits securing workers' compensation insurance obligations;

             (e) Liens in the form of usual and customary cash deposits securing obligations under real estate leases in the ordinary course of business and precautionary filings of UCC financing statements by lessors under operating leases which filings do not secure indebtedness (subject to compliance with Section 6.12 (Dealings with Affiliates));

             (f) leases or subleases granted to other Persons, easements, rights-of-way, zoning restrictions or other similar charges or encumbrances on real property, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

             (g) Liens pursuant to Capitalized Leases and Purchase Money Indebtedness permitted under Section 6.3(e) hereof, provided that no such Lien shall extend to or cover any property other than that which is leased thereunder or purchased thereby; and

             (h) Usual and customary deposits securing the performance on bids, trade contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature in the ordinary course of business;

             (i) Liens securing final, non-appealable judgments for the payment of money not in violation of Section 7.1(f);

             (j) Usual and customary rights of set off on deposit accounts in favor of depositary institutions;

             (k) other Liens securing obligations not exceeding $5,000,000 in the aggregate outstanding at any time; and

             (l) Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of any Unrestricted Subsidiary so long as such Indebtedness is not recourse to the Borrower or a Restricted Subsidiary (other than the recourse to such pledged Capital Stock).

"PERMITTED LIEN" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

         6.3 INDEBTEDNESS. Neither the Borrower nor any Restricted Subsidiary shall at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except the following (collectively, "PERMITTED INDEBTEDNESS"):

             (a) Indebtedness to the Lenders pursuant to this Agreement and the other Loan Documents;

             (b) Indebtedness of each such Person existing on the date hereof and listed in Schedule 6.3 hereof, and extensions and renewals of the same so long as such extensions or renewals do not provide for (i) Indebtedness in an amount greater than the amount immediately prior to such renewals or extensions or (ii) terms that are more onerous to the Borrower or applicable Restricted Subsidiary than immediately prior to such extensions or renewals.

             (c) the Existing Subordinated Note Indenture (but not any extensions, renewals or refinancings thereof);

             (d) Permitted Acquisition Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

             (e) Indebtedness in respect of Capitalized Leases and/or Purchase Money Indebtedness;

             (f) Inter-company Indebtedness among the Borrower and Restricted Subsidiaries permitted under Section 6.5 (Loans, Advances and Investments);

             (g) Inter-company Indebtedness of the Borrower or Restricted Subsidiaries, on the one hand, to Unrestricted Subsidiaries, on the other hand, so long as any such Indebtedness is subordinated to the Secured Obligations on terms and conditions satisfactory to the Administrative Agent;

             (h) To the extent that any of the obligations secured by Permitted Liens constitute Indebtedness by virtue of clause (d) of the definition of Indebtedness and such Indebtedness is not otherwise permitted by clauses (a) through (j) above, such Indebtedness; and

             (i) Indebtedness under Hedging Agreements permitted by this Agreement.

         6.4 GUARANTIES, ETC. Neither the Borrower nor any Restricted Subsidiary shall be or become subject to or bound by any Guaranty or Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Guaranties and Guaranty Equivalents not otherwise contemplated by the following clauses (b) through (g) in an amount which, when added to loans and advances and other investments under Section 6.5(g) (Loans, Advances, Investments), in the aggregate do not exceed $5,000,000 at any one time;

             (b) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

             (c) Guaranties and Guaranty Equivalents by the Borrower or any Restricted Subsidiary, on the one hand, of Permitted Indebtedness of the Borrower or any Restricted Subsidiary, on the other hand;

             (d) Guaranties and Guaranty Equivalents by the Borrower or any Restricted Subsidiary, on the one hand, of Indebtedness of Unrestricted Subsidiaries, on the other hand, permitted by Section 6.5(f);

             (e) Guaranties and Guaranty Equivalents by the Borrower or any Restricted Subsidiary of operating leases permitted under Section 6.8 (Leases) entered into by the Borrower or another Restricted Subsidiary;

             (f) Guaranties by any Restricted Subsidiary of Borrower's Obligations hereunder; and

             (g) Guaranties and Guaranty Equivalents in the form of non-recourse pledges permitted under Section 6.2(l).

         6.5 LOANS, ADVANCES AND INVESTMENTS. Neither the Borrower nor any Restricted Subsidiary shall at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person (including without limitation any unconsolidated Subsidiary), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Loans and investments existing on the date hereof and listed in
Schedule 6.5 hereof (but not any amendments, extensions or refinancings thereof);

             (b) Receivables owing to each such Person arising from sales of inventory, provision of services and purchased receivables under usual and customary terms in the ordinary course of business and investments received in satisfaction or partial satisfaction of the foregoing receivables from financially troubled account debtors to the extent necessary in order to prevent or limit loss;

             (c) Demand advances to officers and employees of the Borrower or any Restricted Subsidiary to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts at any time outstanding not exceeding $5,000.00 to any one officer or employee and $10,000.00 in the aggregate among the Borrower and Restricted Subsidiaries;

             (d) Cash Equivalent Investments;

             (e) Loans, advances or capital contributions from the Borrower to a Restricted Subsidiary, or from a Restricted Subsidiary to the Borrower or an other Restricted Subsidiary, so long as such amounts are subordinated to the Secured Obligations;

             (f) Loans, advances, capital contributions and other investments (including, without limitation, investments in the form of Guaranties and Guaranty Equivalents) by the Borrower and its Restricted Subsidiaries in (or, in the case of Guaranties and Guaranty Equivalents, for the benefit of) Unrestricted Subsidiaries in an aggregate amount at any time (including, in the case of Unrestricted Subsidiaries that are United States Persons only, such investments made prior to the Closing Date in addition to such investments made during the term of this Agreement (the amount of such investments in the Unrestricted Subsidiaries that are United States Persons as of the Closing Date being hereinafter referred to as the "CLOSING DATE INVESTMENT")) not to exceed the Combined Investment Amount provided, except for Permitted Forward Contract Payments, no such investment shall be made at any time that a Default or Event of Default shall then exist or be caused thereby; provided, further, however, that the proceeds of such loans, advances and capital contributions and other investments in or to Unrestricted Subsidiaries that are United States Persons shall be (1) for the purpose of acquiring pools of receivables or investing in Unrestricted Subsidiaries that own or acquire pools of receivables, (2) for general and administrative expenses of such Unrestricted Subsidiaries or (3) for such other bona fide business purpose as may be approved by the Administrative Agent. For informational purposes only, the amount of investments in Unrestricted Subsidiaries that are United States Persons as of April 30, 2005 is set forth on Schedule 6.5(f).

At any time that the Borrower designates or redesignates a Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.16(e) above (Subsidiaries As Guarantors and Non-Guarantor Subsidiaries; Restricted and Unrestricted Subsidiaries), the Borrower shall be deemed to have made an investment in an Unrestricted Subsidiary.

For purposes of this Section 6.5(f), the "amount" of the investment made or to be made by any Person or Persons (collectively, the "INVESTORS") to the Unrestricted Subsidiaries (collectively, the "RECIPIENTS") shall be calculated in accordance with the following:

             (x) In the case of Unrestricted Subsidiaries that are United States Persons, (A) the Closing Date Investment in such Recipients, plus
             (B) an amount equal to the sum of the amount of cash or the net fair market value of other assets (determined as of the time the applicable investment is made) paid by the Investors as equity investments in or loans to such Recipients after the Closing Date, less (C) the sum of the amount of any cash dividends or other cash equity distributions made by such Recipients (after the Closing
             Date) and proceeds of any permitted sales of equity of such Recipients and repayments of loans to such Recipients, in each case received by the Investors; provided, however, that if any such Recipient is re-designated as a Restricted Subsidiary, all cash receipts of such Recipient from pools of receivables existing on the date of such re-designation in excess of liabilities owed by such Recipient to third parties as of the date of such re-designation shall be deemed to be cash dividends to the Investors and included in clause (C) above;

             (y) In the case of Unrestricted Subsidiaries that are not United States Persons, (A) an amount equal to the sum of the amount of cash or the net fair market value of other assets (determined as of the time the applicable investment is made) paid by the Investors as equity investments in or loans to such Recipients after the Closing Date, less (B) the sum of the amount of any cash dividends or other cash equity distributions made by such Recipients after the Closing Date and proceeds of any permitted sales of equity of such Recipients after the Closing Date and repayments of loans to such Recipient after the Closing Date, in each case received by the Investors; and

             (z) The calculation of the permitted amount to be invested under this Section 6.5(f) shall be made as of the time such proposed investment is to be made, but the amount of Net Assets (used to determine the Combined Investment Amount) shall be based on the financial statements most recently delivered to the Lenders.

             (g) other loans, advances and investments not otherwise permitted by clauses (a) through (f) above or (h) through (k) below, in an aggregate amount (or in the case of loans and advances, a principal amount) which, when added to Guaranties and Guaranty Equivalents issued by the Borrower and Restricted Subsidiaries under Section 6.4(a) (Guarantees, Indemnitees, Etc.), do not exceed $5,000,000 at any time;

             (h) investments permitted under Section 6.10(e) and (h) below (Dispositions of Properties)

             (i) investments in the form of Hedging Agreements which are not speculative in nature;

             (j) the creation by the Borrower or one or more of its Restricted Subsidiaries of new Subsidiaries, in each case, subject to the other limitations set forth in this Section 6.5 and the conditions set forth in Section 5.16

(Subsidiaries as Guarantors and Non-Guarantor Subsidiaries; Restricted and Unrestricted Subsidiaries); and

             (k) Permitted Acquisitions.

For the purposes of this Section 6.5, the amount of capital contributions deemed to be "outstanding" shall be the aggregate amount of all contributions made by a Person to another Person less the amount of cash dividends or other distributions received by the former Person from the latter Person.

         6.6 DIVIDENDS AND RELATED DISTRIBUTIONS. Neither the Borrower nor any Restricted Subsidiary shall declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that

             (a) The Borrower may make Stock Payments to its shareholders so long as (i) no Default or Event of Default then exists or is created thereby and
(ii) Borrower is in compliance on a prospective pro forma basis with the financial covenant set forth in Section 6.1(a) (Consolidated Fixed Charge Coverage Ratio) for the four fiscal quarters immediately following the date of such Stock Payment recomputed assuming Capital Expenditures during such four fiscal quarters shall be in the amount budgeted therefore and Consolidated EBITDA shall be the same in the succeeding four fiscal quarters as it was in the four fiscal quarters most recently ended as to which financial statements have been delivered to the Lenders,

             (b) Any Restricted Subsidiary may make a Stock Payment to the Borrower or another Restricted Subsidiary;

             (c) without limiting clause (b) above, any Restricted Subsidiary may make a Stock Payment to its shareholders, so long as (i) no Default or Event of Default then exists or is created thereby and (ii) Borrower is in compliance on a prospective pro forma basis with the financial covenant set forth in
Section 6.1(a) (Consolidated Fixed Charge Coverage Ratio) for the four fiscal quarters immediately following the date of such Stock Payment recomputed assuming Capital Expenditures during such four fiscal quarters shall be in the amount budgeted therefore and Consolidated EBITDA shall be the same in the succeeding four fiscal quarters as it was in the four fiscal quarters most recently ended as to which financial statements have been delivered to the Lenders; and

             (d) Stock Payments may be declared or made to the extent permitted under Section 6.11 (Stock Issuances).

         6.7 SALE-LEASEBACKS. Neither the Borrower nor any Restricted Subsidiary shall at any time enter into or suffer to remain in effect any transaction to which such Person is a party involving the sale, transfer or other disposition by such Person of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

         6.8 LEASES. Neither the Borrower nor any Restricted Subsidiaries shall at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) Operating leases of equipment or real property used by the lessee in the ordinary course of business;

             (b) Leases cancelable by the lessee without penalty on not more than 90 days' notice; and

             (c) Capitalized Leases permitted under Section 6.3(e) hereof.

         6.9 MERGERS, ACQUISITIONS, ETC. Neither the Borrower nor any Restricted Subsidiary shall (a) merge with or into or consolidate with any other Person, except for (i) Permitted Acquisitions and (ii) subject to the limitations in
Section 6.16 (Limitation on Transactions with Unrestricted Subsidiaries, Etc.), mergers among the Borrower and a Restricted Subsidiary (provided that in the case of a merger among the Borrower and a Restricted Subsidiary, the Borrower shall survive), (b) liquidate, wind-up, dissolve or divide, except that (x) Subsidiaries with substantially no assets and no liabilities may be dissolved, and (z) other Restricted Subsidiaries of the Borrower may be dissolved in compliance in all material respects with applicable Law upon prior written approval of the Administrative Agent, (c) except for Permitted Acquisitions, acquire all or any substantial portion of the properties of any going concern or going line of business, (d) except for Permitted Acquisitions, acquire all or any substantial portion of the properties of any other Person, or (e) agree, become or remain liable (contingently or otherwise) to do any of the foregoing. For the sake of clarity, a Subsidiary shall be deemed to have "substantially no assets and no liabilities" if it has transferred those assets to another Subsidiary in a manner permitted by this Agreement (e.g., a Restricted Subsidiary may transfer its assets and liabilities to the Borrower or another Restricted Subsidiary and then be dissolved).

         6.10 DISPOSITIONS OF PROPERTIES. Neither the Borrower nor any Restricted Subsidiary shall sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, tangible or intangible, including without limitation Capital Stock, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) The Borrower and Restricted Subsidiaries may sell inventory and purchased receivables in the ordinary course of business;

             (b) The Borrower and Restricted Subsidiaries may dispose of equipment and terminate leaseholds which, in each case, is obsolete or no longer useful in their business;

             (c) The Borrower and Restricted Subsidiaries may make Cash Equivalent Investments;

             (d) Licenses, sublicenses, leases, and subleases granted to others, not interfering in any material respect with the business of the Borrower or applicable Restricted Subsidiary, entered into in the ordinary course of business and not structured as a functional equivalent of a disposition of the underlying asset;

             (e) Dispositions of any Subsidiary, line of business or other assets acquired as an incidental part of a Permitted Acquisition so long as such Subsidiary, line of business or other assets are disposed of for fair market value (reasonably determined by the Borrower) within 12 months of the date of the Permitted Acquisition;

             (f) The Borrower and Restricted Subsidiaries may dispose of their properties, tangible or intangible, to each other (subject to compliance with any requirements applicable to Collateral hereunder or in the Security Documents);

             (g) The Borrower and the Restricted Subsidiaries may issue equity to the extent permitted by Section 6.11 (Stock Issuances);

             (h) The Borrower and Restricted Subsidiaries may dispose of any other property (including without limitation a division or Subsidiary) so long as the fair market value (reasonably determined by the Borrower) of all property disposed of pursuant to this paragraph (h) does not exceed $5,000,000 in the aggregate in any fiscal year; and

             (i) The Borrower and Restricted Subsidiaries may make Stock Payments expressly permitted by Section 6.6 (Dividends and Related Distributions), loans, advances and capital contributions expressly permitted by
Section 6.5 (Loans, Advances and Investments) and other dispositions that are similarly expressly permitted by the covenants set forth in this Article VI.

         6.11 STOCK ISSUANCES. Neither the Borrower nor any Restricted Subsidiary shall issue, sell, otherwise dispose of or suffer to remain outstanding, voluntarily or involuntarily, any additional shares of Capital Stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any such Person to issue any shares of its Capital Stock or any Capital Stock in any other such Person, except for (a) issuances among the Borrower and Restricted Subsidiaries, (b) stock dividends or stock splits of common stock by the Borrower, (c) equity compensation issued to employees and directors of the Borrower and its Subsidiaries in the ordinary course of business as part of existing or other reasonable incentive plans, (d) the issuance of Capital Stock of Borrower or options or warrants which may be exercised for Capital Stock of the Borrower in connection with Permitted Acquisitions to the extent it would not otherwise cause a Default or Event of Default hereunder and (e) subject to
Section 1.4(c) (Mandatory Prepayments) above, NCOG may issue its Capital Stock to other Persons.

         6.12 DEALINGS WITH AFFILIATES. Neither the Borrower nor any Restricted Subsidiary shall enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of any such Person, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

             (a) The Borrower and Restricted Subsidiaries may continue to perform under contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.12 hereof and any extensions or renewals thereof that are on substantially the same terms;

             (b) Directors, officers and employees of the Borrower or a Restricted Subsidiary may be compensated for services rendered in such capacity to such Person, provided that such compensation is in good faith and on terms no less favorable to such Person than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and the board of directors of such Person (including a majority of the directors having no direct or indirect interest in such transaction) shall have approved the same (in the case of officer and director compensation);

             (c) transactions consistent with past practices, in good faith and on terms no less favorable to Borrower or Restricted Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

             (d) transactions among the Borrower and Restricted Subsidiaries;

             (e) Transactions with Affiliates otherwise expressly permitted pursuant to the terms and conditions of Sections 6.2(b), 6.3(b) (Indebtedness), 6.4(d) and (g) (Guaranties, Indemnities, Etc.), 6.5(a), (f) and (j) (Loans, Advances and Investments), 6.6 (Dividends and Related Distributions), 6.9 (Mergers, Acquisitions), 6.10(i) (Dispositions of Properties) to the extent that it relates to Section 6.6, 6.11 (a), (b) and (c) (Stock Issuances) and 6.16 (Limitations on Transactions with Unrestricted Subsidiaries).

         6.13 LIMITATION ON PAYMENTS OF SUBORDINATED DEBT. Neither the Borrower nor any Restricted Subsidiary shall directly or indirectly pay, prepay, purchase, redeem, retire, defease or acquire, or make any payment (on account of principal, interest, premium or otherwise) of, any Subordinated Debt, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except that so long as no Event of Default or Default has occurred and is continuing, the Borrower or any Restricted Subsidiary may pay, prepay, purchase, redeem, retire, defease or acquire, or make a payment on, principal, interest, premium (if any), fees and expense reimbursements with respect to Subordinated Debt to the extent consistent with the subordination provisions applicable thereto.

         6.14 LIMITATION ON OTHER RESTRICTIONS ON LIENS. Neither Borrower nor any Restricted Subsidiary shall enter into, become or remain subject to any agreement or instrument (other than the Loan Documents) to which any such Person is a party or by which its properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter required), except (a) the Existing Subordinated Note Indenture, and (b) agreements respecting Permitted Liens to the extent such agreements may prohibit Liens on the assets subject to such Permitted Liens.

         6.15 LIMITATION ON OTHER RESTRICTIONS ON AMENDMENT OF THE LOAN DOCUMENTS, ETC. Neither Borrower nor any Restricted Subsidiary shall enter into, become or remain subject to any agreement or instrument to which any such Person is a party or by which any such Person or any of its respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents.

         6.16 LIMITATION ON TRANSACTIONS WITH UNRESTRICTED SUBSIDIARIES, ETC. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, and without limiting Section 6.12 (Dealings with Affiliates) the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (without duplication) (i) transfer (whether by way of sale, lease, gift, merger or otherwise) any asset to any Unrestricted Subsidiary except in exchange for cash consideration equal to the fair market value of the asset transferred, (ii) make any loan or advance to, or any capital contribution to or other investment in, any Unrestricted Subsidiary or otherwise provide any Guaranty of, or otherwise become liable for, any obligations of any Unrestricted Subsidiary, (iii) provide services to any Unrestricted Subsidiary except in exchange for cash compensation equal to the value of the services provided, (iv) co-mingle any funds or other assets with any Unrestricted Subsidiary, or (v) engage in any other transaction with any Unrestricted Subsidiary on terms that are not at least as favorable to the Borrower or Restricted Subsidiary, as applicable, as would be a transaction with an unrelated third party except that the foregoing provisions shall not apply to the following:

                  (i) cash management functions approved by the Administrative Agent;

                  (ii) transactions otherwise expressly permitted pursuant to the terms and conditions of clauses (b) and (l) of Section 6.2 (Liens), clauses
(b) and (g) of Section 6.3 (Indebtedness), clauses (d) and (g) of Section 6.4 (Guarantees, Indemnitees, Etc.), clauses (a), (f) and (j) of Section 6.5 (Loans, Advances and Investments) and clause (i) of Section 6.10 (Dispositions of Property) to the extent it relates to Sections 6.5(f) and (j);

                  (iii) servicing arrangements among the Borrower and/or NCO Financial and any Unrestricted Subsidiary; and

                  (iv) management and administrative services provided by the Borrower or one or more Restricted Subsidiaries to Unrestricted Subsidiaries consistent with past practices.

                                   ARTICLE VII

                                    DEFAULTS

         7.1 "EVENTS OF DEFAULT." An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

             (a) Borrower shall fail to pay when due principal of any Loan.

             (b) Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure continues unremedied for two (2) Business Days; provided, however that if any such amount is not paid when due solely as a result of the Administrative Agent's negligent or willful failure to charge any amount against Borrower's deposit or other accounts, at a time in which sufficient funds were available in such accounts, such failure shall not on its own cause a Default or Event of Default hereunder.

             (c) Any representation or warranty made or deemed made by the Borrower or any Restricted Subsidiary in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower or any Restricted Subsidiary in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Restricted Subsidiary to the Lenders pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material adverse respect as of the time when made or deemed made or shall prove to have been false or misleading in any adverse respect as of the time when made or deemed made if such representation, warranty or statement is already qualified by materiality or by reference to Material Adverse Effect (in each case, including by omission of material information necessary to make such representation, warranty or statement not misleading).

             (d) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under
Section 5.1 (Basic Reporting Requirements) hereof such default shall have continued for a period of ten (10) days and (ii) in the case of any other default that is capable of being cured (which shall be determined in the sole and absolute discretion of the Administrative Agent), such default shall have continued for a period of ten (10) days after the Administrative Agent has sent notice of such default (as long as such ten (10) day period does not extend more than thirty (30) days beyond the date of occurrence of such default); provided, however that the foregoing notice and grace periods shall not apply to the defaults described in subsections (a), (b) or (c) of Section 7.1 (Events of Default).

             (e) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation; provided, that if a Cross-Default Event would have occurred with respect to a Cross-Default Obligation but for the grant of a waiver or similar indulgence, a Cross-Default Event shall nevertheless be deemed to have occurred if the Borrower or any Restricted Subsidiary directly or indirectly gave or agreed to give any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral). As used herein, "Cross-Default Obligation" shall mean any (1) Indebtedness, Guaranty or Guaranty Equivalent of the Borrower or a Restricted Subsidiary in which the principal obligation of such Person exceeds $5,000,000.00, or (2) any Indebtedness under any Hedging Agreement or any agreement or instrument creating, evidencing or securing such Indebtedness, Guaranty or Guaranty Equivalent. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which permits or causes any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

             (f) One or more judgments for the payment of money shall have been entered against the Borrower or any Restricted Subsidiary, which judgment or judgments are not fully covered by insurance and exceed $5,000,000.00 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

             (g) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $5,000,000.00 shall have been issued against the Borrower or any Restricted Subsidiary or any of their properties and shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

             (h) Any Governmental Action now or hereafter made by or with any Governmental Authority required in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been materially modified or amended or shall have been held to be illegal or invalid, and the Majority Lenders shall have determined in good faith (which determination shall be conclusive) that such event or condition could have a Material Adverse Effect.

             (i) Any Security Document shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any Security Document shall fail to be a valid, enforceable and perfected Lien in favor of the Administrative Agent securing the Secured Obligations, prior to all other Liens, except Permitted Liens, (other than as a result of an action or inaction of the Administrative Agent or Lenders) or the Borrower, any Restricted Subsidiary or any Governmental Authority shall assert any of the foregoing.

             (j) Any Loan Document or term or provision thereof shall cease to be in full force and effect, or the Borrower or any Restricted Subsidiary shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of the Borrower or any Restricted Subsidiary thereunder, and the result of which is a material effect on the rights and remedies of the Lenders under the Loan Documents.

             (k) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Majority Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

             (l) Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred in respect of the Borrower or any Restricted Subsidiary, and the Majority Lenders shall determine in good faith (which determination shall be conclusive) that such events or conditions, individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person, (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

             (m) A Change of Management shall have occurred; or a "Change in Control" (as such term is defined in any indenture that the Borrower or any of the Restricted Subsidiaries has entered into or may enter into, with respect to Subordinated Debt, including without limitation the Existing Subordinated Note Indenture).

             (n) A proceeding shall have been instituted in respect of the Borrower or any of its Significant Subsidiaries (as defined, for the purposes of this subsection (n) and subsection (o) below, in 17 C.F.R. Part 210 (Regulation S-X)):

                  (i) subject to clause (p)(4) below, seeking to have an order for relief entered in respect of any such Person, or seeking a declaration or entailing a finding that any such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to any such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                  (ii) subject to clause (p)(5) below, seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days.

             (o) The Borrower or any of its Significant Subsidiaries shall (i) become insolvent; (ii) fail to pay their debts as they become due or (iii) become unable to pay their debts as they become due; or the Borrower or any of its Significant Subsidiaries shall (1) state in writing that it is or will be unable to pay, its debts as they become due; (2) voluntarily suspend transaction of its business; (3) make a general assignment for the benefit of creditors; (4) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(n)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; (5) institute (or fail to controvert for a period of sixty (60) consecutive days in a timely and appropriate manner) a proceeding described in Section 7.1(n)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; subject to Section 6.9 (Mergers, Acquisitions, Etc.), shall dissolve, wind-up, revoke or forfeit its charter (or other Constituent Documents) or liquidate itself or any substantial part of its property; or (6) take any action in furtherance of any of the foregoing.

             (p) Any person or any affiliated group of persons, other than present management, obtains control of a majority of the Voting Stock of Borrower.

             (q) An event of default shall occur under a Qualified Hedging Agreement, regardless of the amount involved in such event of default, and such event of default shall not have been waived or cured within five (5) Business Days of its occurrence.

         7.2 CONSEQUENCES OF AN EVENT OF DEFAULT.

             (a) Events of Default in General. If an Event of Default (other than one specified in paragraphs (n) and (o) of Section 7.1 (Insolvency, Bankruptcy, Etc.) hereof, excluding clauses (i) - (iii) and (1) of said paragraph (p)) shall occur and be continuing, then, in addition to all other rights and remedies which the Administrative Agent or any other Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans, the Issuer shall have no obligation to issue Letters of Credit and the Administrative Agent may (and, upon the written request of the Majority Lenders shall) by notice to Borrower, from time to time do any or all of the following:

                  (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (iii) Exercise such other remedies as may be available to the Lenders under applicable Law.

             (b) Automatic Acceleration; Certain Bankruptcy-Related Events. If an Event of Default specified in paragraph (n) or (o) of Section 7.1 (Insolvency, Bankruptcy, Etc.) (excluding clauses (i) - (iii) and (1) of said paragraph (p)) hereof shall occur or exist, then, in addition to all other rights and remedies which any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, the Issuer shall have no obligation to issue Letters of Credit, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Administrative Agent may, and upon the written request of the Majority Lenders, shall exercise such other remedies as may be available to the Lenders under applicable Law.

             (c) Equitable Remedies. It is agreed that, in addition to all other rights hereunder or under Law, the Administrative Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise.

         7.3 APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Secured Obligations (unless otherwise specifically designated for a particular purpose) shall be applied in the following order:

                  First, to payment of that portion of the Secured Obligations constituting fees, indemnities (to the extent liquidated and matured), expenses and other amounts due to the Administrative Agent in its capacity as such;

                  Second, to payment of that portion of the Secured Obligations constituting fees, indemnities due to the Secured Parties, ratably among them in proportion to the amounts described in this clause Second due to them;

                  Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Secured Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third due to them;

                  Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Secured Obligations ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth due to them;

                  Fifth, to payment of all other Secured Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth due to them; and

                  Finally, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

         The Administrative Agent may, in its discretion, determine how obligations in respect of Qualified Hedging Agreements shall be classified for purposes of this Section 7.3.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

         8.1 APPOINTMENT. Subject to the provisions of the second sentence of
Section 8.9 (Successor Administrative Agent) below, each Lender for itself and behalf of any Affiliates that are Secured Parties hereby irrevocably appoints Citizens to act as Administrative Agent for such Person under this Agreement and the other Loan Documents. Each Lender for itself and behalf of any Affiliates that are Secured Parties hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Person under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Citizens hereby agrees to act as Administrative Agent on behalf of the Secured Parties on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 8.9 (Successive Administrative Agent) hereof. Each Lender for itself and behalf of any Affiliates that are Secured Parties hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by such Persons. Each Lender for itself and behalf of any Affiliates that are Secured Parties agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent (or a Person designated by the Administrative Agent), and that no Secured Party shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

         8.2 GENERAL NATURE OF ADMINISTRATIVE AGENT'S DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

             (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

             (b) The duties and responsibilities of the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with respect to any Secured Party.

             (c) The Administrative Agent's relationship with and to the Secured Parties is governed exclusively by the terms of this Agreement and the other Loan Documents. The Administrative Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, any Secured Party or any other Person or (except only as expressly provided in this Agreement and the other Loan Documents) any other duty or responsibility to such Secured Party or other Person.

             (d) The Administrative Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

             (e) The authority of the Administrative Agent to request information from the Borrower or take any other voluntary action hereunder shall impose no duty of any kind on the Administrative Agent to make such request or take any such action.

         8.3 EXERCISE OF POWERS. The Administrative Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Administrative Agent's rights, powers or discretion in accordance with directions from the Majority Lenders, provided, however, that in the absence of such direction, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, and provided, further, that if such action would, in the reasonable opinion of the Administrative Agent, expose it to liability, the Administrative Agent shall have the authority (but under no circumstances shall be obligated) to not take any such action. Any action or inaction by the Administrative Agent pursuant to the preceding sentence shall be binding on each Secured Party (whether or not it so consented). The Administrative Agent shall not have any liability to any Secured Party as a result of any action or inaction in conformity with this Section 8.3.

         8.4 GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

             (a) The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except only for direct (as opposed to consequential or other) damages suffered by a Person and only to the extent that such Person proves that such damages were caused by the Administrative Agent's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

             (b) The Administrative Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of any Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, any Loan Document, or (iii) any failure of the Borrower, any Restricted Subsidiary or any Lender to perform any of their respective obligations under any Loan Document.

             (c) The Administrative Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Restricted Subsidiary, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower, any Restricted Subsidiary or any other Person (even if the

Administrative Agent knows or should know that some event or condition exists or fails to exist), or (iii) except to the extent set forth in Section 8.5(f) below, the existence of any Event of Default or Default.

             (d) The Administrative Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, whether obtained under or in connection with this Agreement or otherwise, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender.

         8.5 ADMINISTRATION BY THE ADMINISTRATIVE AGENT.

             (a) The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

             (b) The Administrative Agent may consult with legal counsel (including in-house counsel for the Administrative Agent or in-house or other counsel for the Borrower or any Restricted Subsidiary), independent public accountants and any other experts selected by it from time to time, and the Administrative Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

             (c) The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower, any Restricted Subsidiary or any Secured Party, such matter may be established by a certificate of Borrower, any Restricted Subsidiary or any Secured Party, as the case may be, and the Administrative Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

             (d) The Administrative Agent may fail or refuse to take any action unless it shall be directed by the Majority Lenders or all of the Lenders (if and to the extent this Agreement or another Loan Document so expressly requires), to take such action and it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action.

             (e) The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The exculpatory provisions of this Article shall apply to any such agent or attorney-in-fact.

             (f) The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Default unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default, and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each Lender.

             (g) In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of the Lender or Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from the Lender or Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

         8.6 LENDERS NOT RELYING ON ADMINISTRATIVE AGENT OR OTHER LENDERS. Each Lender (for itself and behalf of any Affiliates that are Secured Parties) hereby acknowledges as follows: (a) neither the Administrative Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender to it; (b) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

         8.7 INDEMNIFICATION. Each Lender agrees to reimburse and indemnify the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and Restricted Subsidiaries and without limitation of the obligations of any such Persons to do so), in proportion to the Lenders' respective pro rata share of the Commitment, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for the Administrative Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any acquisition or any other transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that such Lender proves were the result of the gross negligence or willful misconduct of the Administrative Agent or such other indemnified Person as finally determined by a court of competent jurisdiction. Payments under this Section 8.7 shall be due and payable on demand.

         8.8 ADMINISTRATIVE AGENT'S RECORDS. The Administrative Agent shall maintain at its address referred to in Section 11.1 (Notices) a copy of each Assignment and Assumption delivered to and accepted by it and an electronic record of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and stated interest thereon owing to, each Lender from time to time (the "Record"). The entries in the Record shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Record as a Lender hereunder for all purposes of this Agreement.

         8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the other Lenders and Borrower. The Administrative Agent may be removed by the Majority Lenders at any time for cause by such Majority Lenders giving 30 days' prior written notice thereof to the Administrative Agent, the other Lenders and Borrower. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Default or Event of Default shall have occurred and then be continuing) the consent of Borrower whose consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then another Lender shall have the right to become the successor Administrative Agent by giving written notice thereof to Borrower and the Lenders and if no Lender volunteers, or multiple Lenders volunteer, to become successor Administrative Agent within thirty five (35) days after the retiring Administrative Agent's notice of resignation or removal, then the retiring Administrative Agent may (but shall not be required to) appoint a successor Administrative Agent. Each successor Administrative Agent shall be a Lender if any Lender shall at the time be willing to become the successor Administrative Agent, and if no Lender shall then be so willing, then such successor Administrative Agent shall be an Eligible Assignee. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If and so long as no successor Administrative Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Administrative Agent shall be sufficiently given if given by the Majority Lenders, all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Lender, and all payments to be made to the Administrative Agent shall be made directly to the Borrower or to the Lender for whose account such payment is made.

         8.10 ADDITIONAL AGENTS. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, the Administrative Agent and the Borrower shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute one or more other Persons designated by the Administrative Agent, to act as an "Agent", with such titles as may be designated by the Administrative Agent, including but not limited to, Co-Arranger, Co-Agent, or Co-Documentation Agent. None of the Lenders designated as an Agent herein or in any other document or instrument executed and delivered in connection herewith shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have any fiduciary relationship with any other Lender hereunder or under the other Loan Documents. Each Lender (for itself and behalf of any Affiliates that are Secured Parties) hereby acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         8.11 CALCULATIONS. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith and without gross negligence or willful misconduct. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Secured Party to whom payment was due but not made shall be to recover from the other Secured Parties any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by Borrower, to recover such amount from Borrower.

         8.12 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment hereunder and the Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Holder of Notes" and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, enter into Hedging Agreements with, serve as "Administrative Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, (a) the Borrower or any of its shareholders, Subsidiaries or Affiliates, or (b) any other Person, whether such other Person may be engaged in any conflict or dispute with the Borrower, any Restricted Subsidiary or any Lender or otherwise, as though the Administrative Agent were not the Administrative Agent hereunder.

                                   ARTICLE IX

                        SPECIAL INTER-COMPANY PROVISIONS

         9.1 ACKNOWLEDGEMENTS OF SYNERGIES AND INTER-DEPENDENCE.

             (a) The Borrower and each Restricted Subsidiary will enjoy significant benefits from the business conducted by the other such Persons because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to negotiate the credit facilities for the Borrower on the favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual Restricted Subsidiary acting alone. Each Restricted Subsidiary has determined that it is in its best interest to procure credit facilities which the Borrower may utilize directly and which receive the credit support of the other Restricted Subsidiaries as contemplated by this Agreement and the other Loan Documents.

             (b) The Lenders have advised the Borrower that they are unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby unless each Restricted Subsidiary agrees, among other things, to be liable for the due and proper payment of the obligations of Borrower under this Agreement and other Loan Documents, and unless each Restricted Subsidiary agrees to be bound by the terms and conditions applicable thereto set forth herein. Each Restricted Subsidiary has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each such Person of the credit facilities, the interest rates and the modes of borrowing available to the Borrower hereunder, and (ii) because each such Person may engage in transactions jointly with other such Persons.

             (c) Each Restricted Subsidiary has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the inter-company arrangement set forth in this Article 9) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its property at a fair valuation, that such Person has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Person from the access to funds under this Agreement (including, without limitation, the inter-company arrangement set forth in this Article 9) is reasonably equivalent to the obligations undertaken pursuant hereto.

         9.2 CERTAIN INTER-COMPANY AGREEMENTS.

             (a) Subject to paragraph (b) below, the Borrower and each Restricted Subsidiary as indemnitor shall indemnify the other such Persons as indemnitees for all Obligations incurred by the indemnitee for proceeds of Loans advanced to the indemnitor.

             (b) The rights and obligations of the Borrower and Restricted Subsidiaries pursuant to paragraph (a) above shall be subordinated in all respects to the rights of the Administrative Agent and the Lenders with respect to the Obligations and, accordingly, the Borrower and each Restricted Subsidiary agrees that each of them shall not make any payment or receive any payment pursuant to the preceding paragraph (a) at any time a Default has occurred and is continuing or would be caused thereby. The Borrower and each Restricted Subsidiary agrees that in the event any of them receives any payment described by or in violation of this paragraph (b), such Person(s) shall accept such payment as agent of the Administrative Agent, for the benefit of the Secured Parties, and hold the same in trust on behalf of and for the benefit of the Administrative Agent, for the benefit of the Secured Parties.

         9.3 BORROWER'S RECORDS. Borrower (for itself and on behalf of each Restricted Subsidiary) shall maintain records specifying (a) all Obligations incurred by the Borrower and guaranteed by the Restricted Subsidiaries, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Obligations and (d) all inter-company obligations pursuant to paragraph
9.2 above. Borrower shall make copies of such records available to the Administrative Agent, upon request.

                                   ARTICLE X

                            DEFINITIONS; CONSTRUCTION

         10.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural), unless the context hereof otherwise clearly requires:

         "ACCUMULATED FUNDING DEFICIENCY" has the meaning given to such term in ss.4001(a)(18) of ERISA.

         "ADDITIONAL FOREIGN INVESTMENT AMOUNT" means $35,000,000.

         "ADMINISTRATIVE AGENT" has the meaning ascribed to such term in the preamble of this Agreement.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" of a Person (the "SPECIFIED PERSON") shall mean (a) any Person that directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person; (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a); and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a Person means (i) the power to vote ten percent (10%) or more of any class of the Voting Stock of such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "AGENT" has the meaning ascribed to such term in Section 8.10 (Additional Agents).

         "AGREEMENT" means this Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

         "APPLICABLE MARGIN" means a marginal rate of interest which is added to the LIBO Lending Rate or Prime Rate to determine the effective rate of interest on LIBO Rate Loans or the Prime Rate Loans, as the case may be. The Applicable Margin shall be determined in the following manner:

For any LIBO Rate Loan or Prime Rate Loan, the Applicable Margin shall be the percentage amount set forth below under the caption "Applicable Margin" for such Loan opposite the relevant Consolidated Funded Debt/Consolidated EBITDA Ratio:

                  Consolidated Funded Debt/             Applicable Margin       Applicable Margin
                  Consolidated EBITDA Ratio             LIBO Rate Loans         Prime Rate Loans
                  -------------------------             -----------------       -----------------
                  < 1.00                                      0.750%                  0.00%
                  -
                  > 1.00 and < 1.50                           1.000%                  0.00%
                             -
                  > 1.50 and < 2.00                           1.250%                  0.00%
                             -
                  > 2.00 and < 2.50                           1.375%                  0.00%
                             -
                  > 2.50                                      1.500%                  0.00%

Notwithstanding anything above to the contrary, from the Closing Date through the date of delivery to the Administrative Agent of the Officer's Compliance Certificate required under Section 5.1 (Basic Reporting Requirements) with respect to Borrower's June 30, 2005 financial statements, the Applicable Margin for LIBO Rate Loans shall be 1.00% and the Applicable Margin for Prime Rate Loans shall be 0.00%.

The Applicable Margin shall be adjusted on the first Business Day of the month after delivery of each Officer's Compliance Certificate under Section 5.1 (Basic Reporting Requirements) or in the event of any Permitted Acquisition, on the first Business day of the month after closing and delivery of the Pro-Forma Covenant Compliance Certificate required for the acquisition. If an Officer's Compliance Certificate is required to be delivered pursuant to Section 5.1 (Basic Reporting Requirements) and is not delivered by its deadline, then five
(5) Business Days after notice to Borrower the Applicable Margin shall be the highest rate specified above until the Officer's Compliance Certificate is so delivered.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9 (Successors and Assigns)) and accepted by the Administrative Agent, in substantially the form of Exhibit M or any other form approved by the Administrative Agent.

         "AVAILABLE FOREIGN CURRENCY" shall mean any available and freely-convertible non-Dollar currency selected by Borrower and approved by the Issuer from time to time.

         "AVAILABLE RC COMMITMENT" means, as of any date, the difference obtained by subtracting (a) minus (b) where (a) is the amount of the RC Commitment on such date and (b) is the aggregate outstanding principal amount of all RC Loans plus Contingent Reimbursement Obligations on such date plus the aggregate outstanding amount of all unreimbursed Drawings on such date.

         "BANK TAX" means (i) any Tax based on or measured by net income of a Lender, any franchise Tax and any doing business Tax imposed upon any Lender by any jurisdiction (or any political subdivision thereof) in which such Lender or any lending office of a Lender is located and (ii) for the purposes of Section
1.12 (Taxes on Payments), any other Tax imposed by a jurisdiction other than the United States or a political subdivision thereof that would not have been imposed but for a present or former connection between such Lender or lending office (as the case may be) and such jurisdiction.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, or other day on which banking institutions are authorized or obligated to close in the city in which the Administrative Agent's Domestic Lending Office is located, (b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBO Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a Eurodollar Business Day; and (c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBO Rate Loan, any day which is a Eurodollar Business Day.

         "CAPITAL EXPENDITURES" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP, and Purchase Money Indebtedness), but excluding any capital assets acquired as part of a Permitted Acquisition.

         "CAPITALIZED LEASE" shall mean at any time any lease, other than a real estate lease or automobile lease, which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "CAPITALIZED LEASE OBLIGATION" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

         "CAPITAL STOCK" shall mean any class of preferred, common or other capital stock, share capital or similar equity interest of a Person, including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         "CASH EQUIVALENT INVESTMENTS" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits:
(a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine months from the date of acquisition,
(b) commercial paper maturing not in excess of nine months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type referred to in clause (a) above.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

         "CHANGE OF MANAGEMENT" shall mean during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be comprised of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding in the case of both clause (ii) and (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "CITIZENS" has the meaning ascribed to such term in the preamble of this Agreement.

         "CLOSING DATE" means the date on or after execution and delivery of this Agreement that all of the conditions in Section 3.1 (Conditions to Initial Loans) above are satisfied.

         "CLOSING DATE UNRESTRICTED SUBSIDIARIES" means those entities listed on
Schedule 10.1 hereto.

         "COBRA VIOLATION" means any violation of the "continuation coverage requirements" of "group health plans" of former ss.162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of ss.4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.

         "COLLATERAL" shall mean the property from time to time subject to the Liens of the Security Documents.

         "COMBINED INVESTMENT AMOUNT" means, at any time, the sum of the Unrestricted Pool Amount and the Additional Foreign Investment Amount.

         "COMMITMENTS" shall mean the RC Commitments.

         "CONSOLIDATED EBITDA" for any period, with respect to Borrower and its consolidated Subsidiaries, shall mean the sum of (a) income from operations for such period (and for this purpose, income from operations shall include, whether or not included in "income from operations" under GAAP after December 31, 2004, other income generated from pools of receivables), (b) depreciation expense for such period, and (c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" with respect to Borrower and its consolidated Subsidiaries, shall mean the ratio, calculated as of the end of each fiscal quarter for the 12-month period then ended, of (a) Consolidated EBITDA minus Capital Expenditures minus the amount of any Stock Payments on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of Capital Stock (or warrants, options or rights therefor) paid to shareholders of the Borrower or to other Persons that are not the Borrower or a consolidated Subsidiary, each for such 12-month period to (b) the sum for such 12-month period of (i) Consolidated Interest Expense, plus (ii) scheduled principal payments on Indebtedness (but excluding (A) Non-Recourse Indebtedness and (B) for any 12-month period ending on or prior to June 30, 2006, Existing Subordinated Debt), plus (iii) Taxes, plus (iv) the amount of any Stock Payments constituting dividends or other distributions paid to shareholders of the Borrower or to other Persons that are not the Borrower or a consolidated Subsidiary, all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" shall mean all Indebtedness (but excluding Non-Recourse Indebtedness) of Borrower and its consolidated Subsidiaries for borrowed money, including without limitation the Obligations, Capitalized Leases and Subordinated Debt.

         "CONSOLIDATED INTEREST EXPENSE" for any period shall mean the sum of Interest Expense of Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" for any period shall mean the net earnings (or loss) after taxes of Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET WORTH" at any time shall mean the total amount of shareholders' equity of Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Worth shall exclude impairment charges for goodwill and other intangible assets related to acquisitions.

         "CONSTITUENT DOCUMENTS" shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

         "CONTINGENT REIMBURSEMENT OBLIGATION" shall mean the contingent obligation of the Borrower to reimburse the Issuer for any Drawings that may be made under an outstanding Letter of Credit, whenever issued. Without limiting the generality of the foregoing, the amount of all Contingent Reimbursement Obligations at any time shall be the aggregate amount available to be drawn under outstanding Letters of Credit at such time.

         "CONTROLLED GROUP MEMBER" shall mean each trade or business (whether or not incorporated) which together with Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

         "CURRENCY EXCHANGE RATE HEDGING AGREEMENTS" means any agreements or arrangements entered into between any Person and a financial institution and designed to protect such Person against fluctuations in currency exchange rates.

         "DEFAULT" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.

         "DEFAULT RATE" means, with respect to any amounts payable hereunder or under the other Loan Documents, a rate equal to the sum of (a) two percent (2%) per annum plus (b) the interest rate otherwise in effect with respect to such amounts or, if no such rate is otherwise in effect with respect to such amounts, a rate equal to the sum of (i) the Prime Rate plus (ii) two percent (2%) per annum.

         "DOLLAR," "DOLLARS" and the symbol "$" means lawful money of the United States of America.

         "DOLLAR EQUIVALENT AMOUNT" shall mean, on any date of determination, with respect to any Available Foreign Currency, the amount of Dollars into which the Issuer determines that it could convert an amount of such Available Foreign Currency on such date of determination, based upon the quoted spot rates of the Issuer at which its applicable branch or office offers to exchange Dollars for such Available Foreign Currency in the foreign exchange market (using, in the event more than one such spot rate is so quoted, the arithmetic mean of such quoted rates, rounded upward to the nearest 1/100).

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender (i) the office designated as such on the signature page hereof, or (ii) the branch or office of such Lender designated, from time to time, by such Lender in a notice to the Administrative Agent and Borrower.

         "DRAWING" shall mean (a) any amount disbursed by the Issuer pursuant to the terms of a Letter of Credit or (b) as the context may require, the obligation of the Borrower to reimburse the Issuer for such disbursement.

         "ELIGIBLE ASSIGNEE" means (a) a Lender, (b) an Affiliate of a Lender,
(c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of an RC Commitment, the Issuer, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

         "ENVIRONMENTAL APPROVALS" shall mean any Governmental Action pursuant to or required under any Environmental Law.

         "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

         "ENVIRONMENTAL CLEANUP SITE" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

         "ENVIRONMENTAL CONCERN MATERIALS" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "ENVIRONMENTAL LAW" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "EURODOLLAR BUSINESS DAY" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the branch or office of such Lender designated by such Person on the signature page hereof or in a notice to the Administrative Agent and Borrower.

         "EVENT OF DEFAULT" shall mean any of the Events of Default described in
Article VII hereof.

         "EXECUTIVE ORDER" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

         "EXISTING CREDIT AGREEMENT" has the meaning ascribed in the recitals hereto.

         "EXISTING SUBORDINATED DEBT" shall mean the Subordinated Debt evidenced by the Convertible Subordinated Notes due April 2006, including, without limitation, any additional notes, exchange notes or other replacement notes, in each case, issued by the Borrower pursuant to the Existing Subordinated Note Indenture.

         "EXISTING SUBORDINATED NOTE INDENTURE" shall mean the Indenture dated as of April 4, 2001 with Bankers Trust Company, as Trustee (as amended, restated, supplemented or otherwise modified) executed by the Borrower in connection with the Existing Subordinated Debt.

         "FEDERAL FUNDS RATE" for any day means the rate per annum determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

         "FIRST TIER FOREIGN SUBSIDIARY" means those Subsidiaries directly owned by Borrower or a Restricted Subsidiary which are not United States Persons. The First Tier Foreign Subsidiaries existing on the Closing Date are shown on
Schedule 4.1(a) hereto, which schedule may be updated from time to time pursuant to the terms hereof.

         "FOREIGN LENDER" means, with respect to any applicable Borrower, any Lender that is (a) organized or incorporated under the laws of a jurisdiction or
(b) resident for tax purposes in a jurisdiction, other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FORWARD CONTRACT" a contract to purchase, at a date after the date of the contract, pools of receivables.

         "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

         "GAAP" has the meaning set forth in Section 10.3 (Accounting Principles) hereof.

         "GOVERNMENTAL ACTION" has the meaning set forth in Section 4.1(d) hereof.

         "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "GUARANTORS" means each Restricted Subsidiary, now or hereafter existing, together with each other Person hereafter becoming a "Guarantor" pursuant to the terms of this Agreement.

         "GUARANTY" means, with respect to any Person, any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise); provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "GUARANTY," when used as a verb has the correlative meaning.

         "GUARANTY EQUIVALENT" shall have the meaning set forth below: A Person (the "DEEMED GUARANTOR") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "ASSURED OBLIGATION") of another Person (the "DEEMED OBLIGOR") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation. For the sake of clarity usual and customary indemnification provisions in sales agreements and other usual and customary indemnity provisions do not constitute Guaranty Equivalents.

         "HEDGING AGREEMENTS" means collectively, Currency Exchange Rate Hedging Agreements and Interest Rate Hedging Agreements.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under or arising out of Hedging Agreements.

         "IEEPA" means the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq.

         "INDEBTEDNESS" of a Person shall mean:

                  (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) All obligations of such Person for the deferred purchase price of property or services, including without limitation, with respect to the Borrower and Restricted Subsidiaries, all obligations incurred by such Persons to a seller in connection with any Permitted Acquisition;

                  (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all Capitalized Lease Obligations (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) The amount available for drawing under all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                  (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; and

                  (h) All obligations of such Person under any Hedging
         Agreement;

         provided, however, that notwithstanding anything to the contrary set forth above, Indebtedness will not include (i) accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business and payable and paid on usual trade terms (consistent with past practice), and (ii) deposits held by any Person for its customers in the ordinary course of business.

         "INDEMNIFIED PARTIES" shall mean the Administrative Agent, the Lenders, their respective Affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

         "INTEREST EXPENSE" means, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness (except Non-Recourse Indebtedness) of such Person during such period whether or not actually paid plus (b) the net amount accrued under any Interest Rate Hedging Agreements (or less the net amount receivable thereunder) during such period, minus any interest income received by such Person during such period.

         "INTEREST PERIOD" means with respect to any LIBO Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, and ending one, two, three or six months thereafter as selected by the Borrower pursuant to Section 1.7 (Interest) above and (b) thereafter, each period commencing on the day after the last day of the preceding Interest Period and ending one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 1.7 (Interest) above provided, however, if any such Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day and provided, further, if any such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period (as may be the case with an Interest Period commencing at the end of a calendar month) the Interest Period shall end on the last Eurodollar Business Day of the relevant calendar month.

         "INTEREST RATE HEDGING AGREEMENT" means any rate swap, cap or collar or similar agreement between a Person and a financial institution respecting the interest rate risk of such Person with respect to certain Indebtedness.

         "ISSUER" shall have the meaning set forth in the preamble.

         "LAW" means any law (including common law), constitution, statute, treaty, convention, regulation, licensing requirement, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         "LENDER" has the meaning ascribed to such term in the preamble hereto.

         "LETTER OF CREDIT" shall mean any letter of credit issued by Issuer pursuant to Section 1.14 (Issuance of Letters of Credit) hereof.

         "LETTER OF CREDIT PARTICIPATION" shall mean, with respect to any Lender, the participation interest of such Lender in any Letter of Credit acquired pursuant to Section 1.14 (Issuance of Letters of Credit). The amount of the Letter of Credit Participation of a Lender in any Letter of Credit shall be deemed to be the amount equal to such Lender's pro rata share (determined on the basis of the RC Commitment at such time) of the sum of (a) the aggregate unpaid amount of all Drawings thereunder at such time and (b) the amount of any Contingent Reimbursement Obligations with respect thereto at such time.

         "LETTER OF CREDIT SUBLIMIT" shall mean $25,000,000.

         "LIBO LENDING RATE" means, relative to any LIBO Rate Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

         LIBOR Lending Rate      =                 LIBOR Rate
                                                   ----------
                                          (1.00 - LIBOR Reserve Percentage)

         "LIBO RATE" means, relative to any Interest Period for a LIBO Rate Loan, the offered rate for deposits of Dollars in an amount approximately equal to the amount of the LIBO Rate Loan for a term coextensive with the Interest Period which the British Bankers' Association fixes as its LIBO rate and which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day which is two (2) Business Days prior to the beginning of such Interest Period.

         "LIBO RATE LOAN" means a Loan bearing interest at the per annum rate of the LIBO Lending Rate plus Applicable Margin.

         "LIBO RESERVE PERCENTAGE" means, relative to any day of any Interest Period for LIBO Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "BOARD") or other Governmental Authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

         "LIEN" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "LOAN" shall mean any loan by the Lenders to Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lenders under this Agreement.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranties, the Security Documents, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter. For the sake of clarity, Hedging Agreements and Letters of Credit are not Loan Documents, but obligations in respect thereof owing to Swap Parties (in the case of Hedging Agreements) and the Issuer and Lenders (in the case of Letters of Credit) shall be secured by the Collateral.

         "MAJORITY LENDERS" means, as of any time, Lenders who, in the aggregate, hold greater than 50% of the Commitments, or, if at such time there are no Commitments, then greater than 50% of the outstanding aggregate principal amount of the Loans.

         "MATERIAL ADVERSE EFFECT" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of (i) the Borrower and its consolidated Subsidiaries taken as a whole, or (ii) the Borrower and its Restricted Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Borrower and Restricted Subsidiaries, taken as a whole, to perform or comply with any of the terms and conditions of any Loan Document, or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

         "MATURITY DATE" shall mean June 18, 2010.

         "MELLON" has the meaning ascribed to such term in the preamble of this Agreement.

         "MONTHLY PAYMENT DATE" means the last Business Day of each month.

         "MULTIEMPLOYER PLAN" has the meaning ascribed to such term in ss.4001(a)(3) of ERISA.

         "NCO FINANCIAL" has the meaning ascribed in the recitals hereto.

         "NCOG" has the meaning ascribed in the preamble hereto.

         "NET ASSETS" means, as it relates to the Borrower and its consolidated Subsidiaries, the difference between (a) the amount of all assets on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and
(b) the amount of all liabilities on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries, in each case determined in accordance with GAAP.

         "NEW BORROWER" has the meaning assigned to such term in Section 1.15 (Designation of Additional Borrowers).

         "NON-PAYMENT DEFAULT" means any Default or Event of Default other than the failure of the Borrower to pay principal, reimbursement obligations in respect of Letters of Credit, interest, Unused Fees and fees relating to Letters of Credit pursuant to Section 1.8(b) (Fees) when due.

         "NON-RECOURSE INDEBTEDNESS" means any Indebtedness incurred by any Unrestricted Subsidiary that is non-recourse as to Borrower and the Restricted Subsidiaries other than recourse to the Capital Stock of the Unrestricted Subsidiary incurring such Indebtedness.

         "NOTE" means RC Notes.

         "OFAC" means the U.S. Department of Treasury's Office of Foreign Asset Control.

         "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrower or any Restricted Subsidiary to the Administrative Agent, the Issuer and the Lenders from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement, any other Loan Document, together with all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of all Loans, Letters of Credit, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made, or such Letters of Credit were issued, in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

         "OFFICER'S COMPLIANCE CERTIFICATE" means a certificate, as of a specified date, of the chief financial officer or controller of Borrower in substantially the form of Exhibit I hereto as to each of the following: (a) the absence of any Event of Default or Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date, and (c) compliance with the financial covenants set forth in Article 6.

         "PARTICIPANT" has the meaning assigned to such term in Section 11.9(c) (Participations).

         "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means a pension plan (as defined in ss.3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to ss.412 of the Code and maintained by Borrower or any member of its Controlled Group.

         "PENSION-RELATED EVENT" shall mean any of the following events or conditions:

                  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                  (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                  (c) Any Reportable Event occurs with respect to a Plan;

                  (d) Any action occurs or is taken which could result in the Borrower or any Restricted Subsidiary becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower, any Restricted Subsidiary or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                  (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower, any Restricted Subsidiary or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

         "PERMITTED ACQUISITION" shall mean any acquisition (by way of stock purchase, merger, asset purchase or otherwise) by the Borrower or any Restricted Subsidiary of all of the properties or Capital Stock of any going concern or going line of business; provided, however, that (1) each such business being acquired by any such Person must (a) have a positive EBITDA for the twelve months period ending on the last day of the most recent fiscal quarter ended prior to the acquisition closing date for which Borrower was required to deliver financial statements under Section 5.1 (Basic Reporting Requirements), after adjustments for unusual expense items and anticipated operational changes, in each case, which are reasonably supportable and expected to have a continuing effect on the Borrower and its consolidated Subsidiaries and (b) be in a line of business permitted by Section 5.10 (Continuation or Change In Business); (2) after recasting the Borrower's consolidated financial statements for the twelve month period ending on the last day of the most recent fiscal quarter ended prior to the acquisition closing date for which Borrower was required to deliver financial statements under Section 5.1 (Basic Reporting Requirements), to include the results of operations from the target of the acquisition, and preparing pro forma financial statements for the immediately succeeding twelve month period, (a) the Borrower, its consolidated Subsidiaries and target on a consolidated basis shall have met the financial covenants described in Section
6.1 (Financial Covenants) of this Agreement for the twelve months period ending on the last day of the most recent fiscal quarter ended prior to the acquisition closing date for which Borrower was required to deliver financial statements under Section 5.1, and on a pro forma basis for the immediately following twelve month period, such compliance to be evidenced by a Pro-Forma Covenant Compliance Certificate in substantially the form of Exhibit H attached hereto ("PRO-FORMA COVENANT COMPLIANCE CERTIFICATE"), and (b) the ratio of Consolidated Funded Debt to Consolidated EBITDA as of the last day of the most recent fiscal quarter ended prior to the acquisition closing date for which Borrower was required to deliver financial statements under Section 5.1 (Basic Reporting Requirements), shall not exceed 2.25 to 1.00 both prior to and after giving effect to the acquisition, such ratio to be calculated as provided in paragraph (d) (Calculation of Financial Covenants) of Section 6.1 (Financial Covenants); (3) as of the closing date of the acquisition, Borrower shall maintain an Available RC Commitment of at least $25,000,000.00 plus, so long as the Existing Subordinated Debt is outstanding, an amount sufficient to pay the Existing Subordinated Debt due in April 2006, (4) with respect to any merger involving the Borrower, it shall be the surviving corporation, and with respect to any merger involving a Restricted Subsidiary (but not involving the Borrower or a Restricted Subsidiary), it shall be the surviving corporation (unless the target survives and becomes a Restricted Subsidiary and Guarantor pursuant to the terms hereof); and (4) both prior to and after giving effect to the acquisition, no Event of Default or Default shall exist.

         "PERMITTED ACQUISITION INDEBTEDNESS" means Indebtedness incurred by the Borrower or any Restricted Subsidiary to the seller in connection with a Permitted Acquisition that is (1) unsecured, (2) subordinated to the Obligations as provided in the next sentence, and (3) without financial covenants binding on the Borrower or any Restricted Subsidiary. The terms of subordination, which at the request of the Administrative Agent shall be embodied in a separate subordination agreement in substantially the form of Exhibit J attached hereto, shall prohibit the Borrower and Restricted Subsidiaries from making any payments of principal, interest, or other sums on the Indebtedness and shall prohibit the subordinated creditor from taking any enforcement action following an Event of Default under this Agreement; provided that prior to an Event of Default, the Borrower or a Restricted Subsidiary may make regularly scheduled payments of principal and interest on the Indebtedness. Despite the foregoing, (1) the Borrower and Restricted Subsidiaries may incur up to an aggregate of $2,000,000.00 (based on the original principal amount of notes outstanding at any one time) in Indebtedness to sellers in connection with Permitted Acquisitions on which the Borrower and Restricted Subsidiaries may make regularly scheduled payments of principal and interest despite the existence of an Event of Default (other than a bankruptcy or insolvency default, in which case such payments will be prohibited until the Obligations have been repaid in full) so long as such Indebtedness otherwise meets the above requirements (except that the subordination agreement shall be in substantially the form of Exhibit K attached hereto) and (2) the Borrower and Restricted Subsidiaries may incur up to an aggregate of $10,000,000.00 (based on the original principal amount of notes outstanding at any one time) in Indebtedness to sellers in connection with Permitted Acquisitions on which the Borrower and Restricted Subsidiaries may make regularly scheduled payments of principal and interest until the occurrence of an Event of Default and may resume such payments six months after the occurrence of such Event of Default (unless the Event of Default is a bankruptcy or insolvency default, or an Event of Default as to which the Lenders are exercising remedies; in any such case such payments will be prohibited until the Obligations have been repaid in full) so long as such Indebtedness otherwise meets the above requirements (except that the subordination agreement shall be in substantially the form of Exhibit L attached hereto). "Permitted Acquisition Indebtedness" shall also include other seller debt, the terms of which are approved by the Majority Lenders.

         "PERMITTED BUSINESSES" means (without duplication) businesses conducted and operated by the Borrower and Restricted Subsidiaries during the twelve (12) months ending on the Closing Date and businesses consisting of business process outsourcing services.

         "PERMITTED FORWARD CONTRACT PAYMENTS" means loans to or investments in Unrestricted Subsidiaries pursuant to clause (i) of Section 6.5 (Loans, Advances, Investments) made during any Non-Payment Default to finance payments required to be made under any Forward Contracts that were entered into on a committed basis prior to the date of such Non-Payment Default.

         "PERMITTED INDEBTEDNESS" shall have the meaning set forth in Section
6.3 (Indebtedness) hereof.

         "PERMITTED LIENS" shall have the meaning set forth in Section 6.2 (Liens) hereof.

         "PERSON" means an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.

         "PLAN" means any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower, any Restricted Subsidiary or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower, any Restricted Subsidiary or any Controlled Group Member.

         "PRIME RATE" means the interest rate per annum announced from time to time by the Administrative Agent as its prime rate. The Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other customers.

         "PRIME RATE LOAN" means any Loan bearing interest at the Prime Rate plus the Applicable Margin.

         "PRO-FORMA COVENANT COMPLIANCE CERTIFICATE" has the meaning ascribed to such term in the definition of "Permitted Acquisition."

         "PROHIBITED PERSON" means any Person: (a) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order; (c) that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; (d) that is named as a "specifically designated national (SDN)" on the most current list published by OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; (e) that is covered by IEEPA or OFAC; or (f) that is an affiliate (including any principal, officer, immediate family member or close associate) of a Person described in one or more of clauses (a) - (e) of this definition of Prohibited Person.

         "PROHIBITED TRANSACTION" has the meaning given to such term in ss.406 of ERISA or ss.4975(c) of the Code.

         "PURCHASE MONEY INDEBTEDNESS" shall mean at any time any Indebtedness incurred for the deferred purchase price in connection with a Capital Expenditure.

         "QUALIFIED HEDGING AGREEMENT" has the meaning given to such term in
Section 5.20 (Hedging Agreements).

         "QUARTERLY PAYMENT DATES" means the last Business Day of each September, December, March and June.

         "RC COMMITMENT" means, with respect to any Lender, (a) the obligation of such Lender to make RC Loans and participate in Letters of Credit in an amount as set forth opposite such Lender's name under the heading "RC Commitment" on Schedule 1.1 (as such Schedule may be amended from time to time) hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment or pursuant to Section 1.1(b) (Optional Increase in RC Commitment), the amount of the assignor's RC Commitment assigned to such Lender or the amount of the RC Commitment allocated to such Lender, as applicable, in either case as the same may be reduced from time to time pursuant to Section 1.6 (RC Commitment Reductions) above or increased from time to time pursuant to Section 1.1(b) (Optional Increase in RC Commitment) or increased or reduced from time to time pursuant to assignments in accordance with Section 11.9 (Successors and Assigns) below, or (b) as the context may require, the obligation of such Lender to make RC Loans in an aggregate unpaid principal amount not exceeding such amount; and "RC COMMITMENT" means, with respect to all Lenders, the sum of their individual RC Commitments.

         "RC LOAN" has the meaning ascribed to such term in Section 1.1 (Loans) of this Agreement.

         "RC NOTE" means each promissory note of the Borrower issued to a Lender relating to such Lender's RC Loans and RC Commitments (if any) substantially in the form of Exhibit A hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof (including, without limitation, as set forth in Section 1.15 (Additional Borrowers)), together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "RECORDS" of the Administrative Agent or "ADMINISTRATIVE AGENT'S RECORDS" has the meaning given to such term in Section 8.8 (Administrative Agent's Records) hereof.

         "REGISTERED LENDER" has the meaning ascribed to such term in Section
1.13 (Registered Notes and Loans) hereof.

         "REGISTERED NOTE" has the meaning ascribed to such term in Section 1.13 hereof (Registered Notes and Loans).

         "REGULATORY CHANGE" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Closing Date (including any applicable law that shall have become such as the result of any act or omission of the Borrower or any of its Affiliates, without regard to when such applicable law shall have been enacted or implemented), whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority or otherwise or (b) enacted, adopted, issued or proposed before or after the Closing Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

         "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "REORGANIZATION" has the meaning ascribed to such term in ERISA.

         "REPORTABLE EVENT" means (a) a reportable event described in Section 4043 of ERISA, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA,
(c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in
Section 4062(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $5,000,000.

         "RESPONSIBLE OFFICER" shall mean the Chief Executive Officer or the Chief Financial Officer of the Borrower or such other person designated by the Borrower and reasonably acceptable to Administrative Agent.

         "RESTRICTED SUBSIDIARY" means each Subsidiary of Borrower other than an Unrestricted Subsidiary.

         "SANCTIONED COUNTRY" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

         "SANCTIONED PERSONS" means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or

(C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

         "SECURED OBLIGATIONS" means collectively, (a) the Obligations and (b) any Hedging Obligations in respect of Qualified Hedging Agreements.

         "SECURED PARTY" means the Administrative Agent, the Lenders, the Issuer, the Indemnitees and all other Persons referred to in any Loan Documents as a beneficiary of the Liens granted therein and all other holders of Secured Obligations, including, without limitation, any and all Swap Parties.

         "SECURITY AGREEMENT" shall have the meaning ascribed to such term in
Section 3.1(c) hereof.

         "SECURITY DOCUMENTS" shall have the meaning set forth in Section 3.1(c) hereof.

         "SOLVENT" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

         "STOCK PAYMENT" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the Capital Stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the Capital Stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such Capital Stock (or warrants, options or rights) or any other agreement or instrument.

         "STOCK PLEDGE AGREEMENT" has the meaning set forth in Section 3.1(i).

         "SUBORDINATED DEBT" means Indebtedness of the Borrower or any Restricted Subsidiary that has been subordinated to the Secured Obligations in writing on terms satisfactory to the Administrative Agent.

         "SUBSIDIARY" of a Person means (a) a corporation (i) at least 50% of the Voting Stock of which is at the time owned, directly or indirectly, by such Person and (ii) of which such Person, directly or indirectly, has the right to elect a majority of the members of the board of directors either as a result of the ownership of a majority of the Voting Stock of such corporation or pursuant to a shareholders or other voting agreement or (b) any partnership, joint venture, limited liability company or similar entity at least 50% of the total Voting Stock of which (x) is at the time owned, directly or indirectly, by such Person whether in the form of membership, general, special or limited partnership, or otherwise and (y) such Person or any wholly owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

         "SUBSIDIARY GUARANTY" has the meaning ascribed to such term in Section 3.1(b).

         "SWAP PARTY" means any Lender or Affiliate of a Lender that is (or at the time the applicable Hedging Agreement was entered into, was) a party to a Hedging Agreement, provided, that in the case of any such Affiliate, (a) the Administrative Agent shall have consented to such Person being a Swap Party (which consent shall not be unreasonably withheld, delayed or conditioned) and
(b) it shall have executed and delivered to the Administrative Agent a joinder to this Agreement (in form and substance satisfactory to the Administrative Agent) agreeing to be bound by the provisions of this Agreement respecting the role of the Administrative Agent including, without limitation, all exculpatory provisions and indemnification provisions as if such Affiliate were a Lender hereunder and the obligations under the Hedging Agreement were Obligations hereunder.

         "TAX" means any federal, state, local or foreign tax assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "THIRD PARTY CLAIMS" has the meaning set forth in Section 11.12 (Indemnification by the Borrower) hereof.

         "TYPE" means with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Prime Rate Loans, LIBO Rate Loans having a one-month Interest Period commencing on a specified date, LIBO Rate Loans having a two-month Interest Period commencing on a specified date, LIBO Rate Loans having a three-month Interest Period commencing on a specified date, and LIBO Rate Loans having a six-month Interest Period commencing on a specified date.

         "UCC" means the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania.

         "UNRESTRICTED POOL AMOUNT" means, at any time, the greater of (x) fifteen percent (15%) of the Net Assets of the Borrower and its consolidated Subsidiaries (as reflected on the balance sheet most recently delivered to the Lenders) and (y) $100,000,000.00.

         "UNRESTRICTED SUBSIDIARY" has the meaning ascribed to such term in
Section 5.16 (Subsidiaries as Guarantors and Non-Guarantor Subsidiaries, Etc.).

         "UNUSED FEE" has the meaning ascribed to such term in Section 1.8
(Fees) hereof.

         "UNITED STATES PERSON" has the meaning ascribed to such term in Section 7701(a)(30) of the Code.

         "U.S. RESTRICTED SUBSIDIARY" is a Restricted Subsidiary which is a United States Person.

         "VOTING STOCK" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions)(irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "WITHDRAWAL LIABILITY" has the meaning given to such term in ss.4201 of ERISA.

         10.2 CONSTRUCTION. In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

             (a) references to the plural include the singular, the singular the plural and the part the whole;

             (b) "or" has the inclusive meaning represented by the phrase "and/or;"

             (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

             (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

             (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes, without limitation" and "including, without limitation," respectively whether or not stated;

             (f) references to "determination" (and similar terms) by the Administrative Agent or any Lender include good faith estimates by the Administrative Agent or Lender (in the case of quantitative determinations) and good faith beliefs by the Administrative Agent or Lender (in the case of qualitative determinations);

             (g) any pronoun shall include the corresponding masculine, feminine and neuter forms;

             (h) the word "will" shall be construed to have the same meaning and effect as the word "shall;"

             (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

             (j) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns;

             (k) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; and

             (l) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect.

         10.3 ACCOUNTING PRINCIPLES.

             (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth herein as to consolidation) as in effect from time to time in the United States, applied on a consistent basis.

             (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided that if because of a change in GAAP or the accountant's interpretation of GAAP after December 31, 2004, Borrower would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with Borrower's previous accounting principles, methods and policies unless otherwise agreed by the Administrative Agent; provided further that, until so agreed, Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder, together with a reconciliation of the same setting forth the calculation of each of the component figures used in determining compliance with the financial covenants set forth in Section 6.1 (Financial Covenants) made before and after giving effect to such change in GAAP or the accountant's interpretation of GAAP.



                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 NOTICES.

             (a) Notices Generally. Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices"), including without limitation notices pursuant to Section 1.2 (Manner of Borrowing), given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be by telephone (immediately confirmed in writing) or in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective unless otherwise expressly provided, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by U.S. mail, when received, if deposited in the mails with overnight first class postage prepaid, return receipt requested, (e) if given by reputable overnight delivery service (such as Federal Express or U.P.S.), the day after such communication is deposited with such service, and (f) if given by any other means (including by air courier), when delivered; provided, further, that notices to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy of such notice to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Except as otherwise provided in this Agreement, in the event of a discrepancy between any telephonic or written notice, the written notice shall control.

             (b) Electronic Communications. Notices and other communications to the Lenders and the Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuer pursuant to Section 1.2 (Manner of Borrowing) or 1.14 (Obligations of Lenders to Issuer) if such Lender or the Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

             Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         11.2 PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise (e.g., certain fee agreements and fee arrangements with the Administrative Agent). This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents.

         11.3 SEVERABILITY. Every provision of this Agreement and each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.4 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

         11.5 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         11.6 NON-MERGER OF REMEDIES. The covenants and obligations of the Borrower and the rights and remedies of the Administrative Agent and other Lenders hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Obligations and termination of the Commitment. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, post-judgment interest rate shall be the interest rate provided in paragraph (d) of Section
1.7 (Default Rate) above.

         11.7 NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Administrative Agent or any other Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the other Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 11.8 (Amendments; Waivers) below shall be effective only as to such specific default and shall not apply to any subsequent default.

         11.8 AMENDMENTS; WAIVERS.

             (a) Except as expressly set forth in this Agreement, any term, covenant, agreement or condition of any Loan Document to which the Lenders (or the Administrative Agent) are party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Majority Lenders (or by the Administrative Agent at the direction of the Majority Lenders), and by the Borrower; provided, however, if the rights and duties of the Administrative Agent are affected thereby, such amendment or waiver must be executed by the Administrative Agent; and provided, that no such amendment or waiver shall be effective if it would

                  (i) amend the definition of "Majority Lenders" or reduce the number of Lenders required for the approval of any matter hereunder without the consent of all Lenders;

                  (ii) increase the amount of the RC Commitment of any Lender or the principal amount of the Loans of any Lender, in each case without the consent of such Lender;

                  (iii) extend the maturity of any Loan of any Lender without the consent of such Lender;

                  (iv) decrease the rates of interest or amount of fees payable hereunder to any Lender or extend the time for payment of interest or fees hereunder to any Lender, in each case without the consent of such Lender; provided, however, the written consent of the Majority Lenders shall be sufficient to waive the imposition of, or to terminate, the Default Rate pursuant to Subsection 1.7(d) (Default Rate);

                  (v) release all or substantially all of the Collateral, the Borrower or all or substantially all of the Guarantees without the consent of all Lenders; or

                  (vi) amend this Section 11.8 without the consent of all Lenders.

In addition, the Administrative Agent may, without the consent of any Person, release Borrower, any Guarantor or any Collateral as a court of competent jurisdiction may direct.

             For purposes of determining whether "all Lenders", "the Majority Lenders" or "any Lender" has consented to any amendment or waiver, no effect shall be given to the determination of any Lender who has lost its right to vote pursuant to Section 1.2(c), 1.5(e) or 1.14(g).

             Further, (x) the Administrative Agent and the Lenders may amend or modify the provisions of Article 8 hereof (except for Section 8.9 (Successor Administrative Agent)) without the need for any consent or approval from the Borrower, it being acknowledged that the Borrower is not a third party beneficiary of the provisions of said Article 8 (except for Section 8.9 (Successor Administrative Agent)), (y) without the consent of any Lenders, the Administrative Agent may enter into amendments and modifications to this Agreement and the other Loan Documents as necessary or desirable to cure any ambiguities herein or therein or to add or release (as contemplated herein) Restricted Subsidiaries, Guarantors or collateral and (z) without the consent of any Lender, the Administrative Agent may enter into such amendments and modifications to this Agreement and the other Loan Documents as may be necessary to add any co-borrowers as contemplated by Section 1.15 (Designation of Additional Borrowers).

             No consent of any Person that is not a party hereto (including, without limitation, any Affiliate of a Lender that is a Swap Party) is necessary to amend, waive, supplement or otherwise modify any provision hereof or (except as such Persons are parties thereto and to the extent provided therein) any other Loan Documents.

             The Lenders hereby expressly authorize the Administrative Agent to take such action as may be necessary or desirable to effectuate the release of Collateral or Guarantors in connection with sales or dispositions of the same to third-parties that are made in accordance with the terms of this Agreement.

             (b) Notwithstanding the foregoing provisions of this Section 11.8 or anything to the contrary contained in this Agreement, any Lender that has requested that it not receive material, non-public information concerning the Borrower and its Subsidiaries, and that is therefore unable or unwilling to vote with respect to an issue arising under this Agreement, will agree to vote, and will be deemed to have voted, its Commitment under this Agreement pro rata in accordance with the percentage of Commitments voted in favor of, and the percentage of Commitments voted against, any such issue under this Agreement.

         11.9 SUCCESSORS AND ASSIGNS

             (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (c) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (c) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

             (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;

                  (iii) any assignment of an RC Commitment must be approved by the Administrative Agent and the Issuer unless the Person that is the proposed assignee is itself a Lender with an RC Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement arising from and after such effective date (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections
1.12 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements), 2.4 (Breakage), 11.7 (No Implied Waiver; Cumulative Remedies), 11.12 (Indemnification) and 11.13 (Expenses) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

             (c) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders and Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

             Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (iv) of Section 11.8 (Amendments; Waivers) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.12 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements) and 2.4 (Breakage) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.18 (Set-Off) as though it were a Lender, provided such Participant agrees to be subject to Section 11.19 (Sharing of Collections) as though it were a Lender.

             (d) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 1.12 (Taxes on Payments),
2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements) and 2.4 (Breakage) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 1.12 (Taxes on Payments) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 1.12(d) (Exemption from U.S. Withholding Taxes) as though it were a Lender.

             (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         11.10 COUNTERPARTS; EFFECTIVENESS; ELECTRONIC EXECUTION.

             (a) Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3.1 (Conditions to Initial Loans), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

             (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

         11.11 MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained in this Agreement or the Notes or any other Loan Document, the total liability of the Borrower for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrower, and if any payment by the Borrower includes interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, to the other Obligations, if any, and then such excess shall be refunded to Borrower.

         11.12 INDEMNIFICATION BY THE BORROWER.

             (a) Whether or not any fundings are made under this Agreement, the Borrower shall unconditionally upon demand, pay or reimburse the Administrative Agent and Lenders for, and indemnify and save the Administrative Agent, the Lenders and their respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "INDEMNITEES") harmless from and against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any acquisition or transaction from time to time contemplated hereby or by any other Loan Document, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan, any transaction contemplated by the Loan Documents but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that the Borrower proves were the result of the gross negligence or willful misconduct of such Indemnitee(s) including, without limitation, any Affiliates, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this paragraph (a), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

             (b) Without limiting the generality of the foregoing, the Borrower hereby indemnifies and agrees to defend and hold harmless each Indemnitee, from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to: (i) the use, handling, management, production, treatment, processing, storage, transfer, transportation, disposal, release or threat of release of any Environmental Concern Material by or on behalf of, the Borrower, any Restricted Subsidiary or any of their Environmental Affiliates; (ii) the presence of Environmental Concern Materials on, about, beneath or arising from any premises owned or occupied by Borrower or any of its Environmental Affiliates (herein collectively, the "PREMISES"); (iii) the failure of Borrower or Environmental Affiliate of Borrower or any occupant of any Premises to comply with the Environmental Laws; (iv) the Borrower's or any Restricted Subsidiary's breach of any of the representations, warranties and covenants contained herein or in any Loan Documents; (v) Regulatory Actions (as hereinafter defined) and Third Party Claims (as hereinafter defined); or (vi) the imposition or recording of a Lien against any Premises in connection with any release at, on or from any Premises or any activities undertaken on or occurring at any Premises, or arising from such Premises or pursuant to any Environmental Law. The Borrower's indemnity and defense obligations under this section shall include, whether foreseeable or unforeseeable, any and all costs related to any remedial action. "REGULATORY ACTION" means any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority under or in connection with any Environmental Law involving the Borrower, any Restricted Subsidiary or any occupant of any of the Premises or involving any of the Premises or any activities undertaken on or occurring at any Premises. "THIRD PARTY CLAIMS" means claims by a party (other than a party to this Agreement and other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to Environmental Concern Materials on, about, beneath or arising from any Premises or in any way related to any alleged violation of any Environmental Laws or any activities undertaken on or occurring at any Premises.

             (c) The indemnities contained herein shall survive repayment of the Obligations, termination of the Commitment and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loans, foreclosure, deed in lieu of foreclosure or otherwise.

             (d) The foregoing amounts are in addition to any other amounts which may be due and payable to the Administrative Agent and/or the Lenders under this Agreement. A certification by the Administrative Agent or a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive, absent manifest error.

         11.13 EXPENSES.

             Whether or not there shall be any funding hereunder, the Borrower agrees to pay promptly or cause to be paid promptly and to hold harmless

                  (i) the Administrative Agent (and, with respect to clause (4) of this paragraph (i), after an Event of Default, and for the period in which the same shall continue, each Lender) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs), incurred by it from time to time arising from or relating to (1) the negotiation, preparation, execution and delivery of this

Agreement and the other Loan Documents, (2) the syndication of the credit facilities this Agreement establishes, (3)the administration and performance of this Agreement and the other Loan Documents, and (4) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

                  (ii) the Administrative Agent (and, with respect to clause (2) of this paragraph (ii) after an Event of Default, and for the period in which the same shall continue, each Lender) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs), incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, or syndication of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (1) collection or enforcement of an outstanding Loan or other Obligation, and (2) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

                  (iii) each Lender against liability for all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Lender to be payable in connection with this Agreement or any other Loan Documents.

         11.14 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

             Each of the Administrative Agent, the Lenders and the Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

             For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuer on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.15 MAXIMUM AMOUNT OF JOINT AND SEVERAL LIABILITY. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Guarantor under the Loan Documents invalid or unenforceable, such Persons' obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that the Borrower's and each Guarantor's obligations under the Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 11.15 were not a part of this Agreement.

         11.16 AUTHORIZATION OF BORROWER BY OTHER RESTRICTED SUBSIDIARIES.

             (a) Each of the Restricted Subsidiaries has irrevocably authorized Borrower to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of all such Persons under and with respect to any Loan Document and each such Person has agreed to be bound thereby. This authorization has been coupled with an interest and shall be irrevocable, and the Administrative Agent and each Lender may rely on any notice, request, information supplied by Borrower and every document executed by Borrower, agreement made by Borrower or other action taken by Borrower in respect of the Restricted Subsidiaries or any thereof as if the same were supplied, made or taken by any or all Restricted Subsidiaries. Without limiting the generality of the foregoing, the failure of one or more Restricted Subsidiary to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Restricted Subsidiary from obligations in respect of such writing.

             (b) The Borrower acknowledges that the credit provided hereunder is on terms more favorable than it, acting alone, would receive and that it and each Restricted Subsidiary benefits indirectly from all Loans and Letters of Credit hereunder. Borrower and, subject only to the terms of the preceding paragraph (a), each Guarantor, in accordance with the terms of its respective Subsidiary Guaranty, shall be liable for all Obligations, regardless of, inter alia, whether such Guarantor benefited from the proceeds of a particular Loan.

         11.17 CERTAIN WAIVERS BY BORROWER. Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that any Lender exhaust any right or take any action against the Borrower, any Restricted Subsidiary or any other Person or any collateral or other direct or indirect security for any of the Obligations. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that the Administrative Agent or other Lender may commence an action against the Borrower or any Restricted Subsidiary whether or not any action is brought against any other such Person or against any collateral and it shall be no defense to any action brought against the Borrower or any Restricted Subsidiary that the Lenders have failed to bring an action against any other such Person or any Collateral.

         11.18 SET-OFF. The Borrower hereby agrees that, to the fullest extent permitted by Law, if any Loan shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower or any Restricted Subsidiary, to set-off against and to appropriate and apply to such Loan any indebtedness, liability or obligation of any nature owing to the Borrower or any Restricted Subsidiary by such Lender, including but not limited to all deposits now or hereafter maintained by the Borrower or any Restricted Subsidiary with such Lender but not including any escrow or trust account maintained by the Borrower or any Restricted Subsidiary. Such right shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower, any Restricted Subsidiary or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by Law, any participant and any Affiliate of any Lender or any participant shall have the same rights of set-off as a Lender as provided in this Section 11.18. The rights provided by this Section 11.18 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such participant, or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.

         11.19 SHARING OF COLLECTIONS. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, charging of accounts, set-off or from any other source) any amount on account of the Loans and obligations in respect of Letters of Credit in greater proportion than any such amount received by any other Lender (based on the relative amount of each such Lender's interest in the Loans and obligations in respect of Letters of Credit), then the Lender receiving such proportionately greater payment shall notify each other Lender and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this
Section 11.19 so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Loans and obligations in respect of Letters of Credit owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section 11.19 as fully as if it were a Lender hereunder.

         11.20 OTHER LOAN DOCUMENTS. Each Lender acknowledges that on signing this Agreement it is bound by the terms of the Loan Documents as a Lender hereunder.

         11.21 CERTAIN BORROWER ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that neither the Administrative Agent nor any other Lender has any fiduciary relationship with, or any fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between the Administrative Agent and the other Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         11.22 CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL; DAMAGES.

             (a) Consent to Jurisdiction, Service and Venue. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Notes and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of, the Loan Documents, Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to Borrower at the address provided for in Section 11.1 (Notices) and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. Borrower, for itself and each of the Restricted Subsidiaries, hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Administrative Agent in any court outside the Commonwealth of Pennsylvania, or (b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this
Section 11.22 shall not limit or otherwise affect the right of the Administrative Agent or any other Lender to institute and conduct an action in any other appropriate manner, jurisdiction or court.

             (b) WAIVER OF JURY TRIAL; DAMAGES. NEITHER ANY LENDER NOR BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR INVOLVING ANY COLLATERAL OR ANY GUARANTY RELATING TO THE INDEBTEDNESS HEREUNDER OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS
SECTION 11.22 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (I) CERTIFIES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (B) OF SECTION 11.22. THE PROVISIONS OF THIS SECTION 11.22 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.22 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         11.23 MOST FAVORED BORROWER. Notwithstanding anything in this Agreement to the contrary, Borrower is required to pay taxes, charges and other amounts to Lender(s) and/or Administrative Agent under Sections 1.12 (Taxes on Payments),
2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements) and 2.4 (Breakage) only if, and to the extent, such Lender(s) and/or Administrative Agent charge similarly situated customers similar amounts under similar circumstances.

         11.24 PATRIOT ACT NOTICE. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For purposes of this Section 11.24, account shall be understood to include loan accounts.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                   NCO GROUP, INC.


                                   By:
                                       ----------------------------------------
                                       MICHAEL J. BARRIST,
                                       as President and Chief Executive Officer


                                   Address for Notices to Borrower:
                                   --------------------------------

                                   c/o NCO Group, Inc.
                                   507 Prudential Drive
                                   Horsham, PA  19044
                                   Attn:  MICHAEL J. BARRIST
                                   Telephone:  215-441-2101
                                   Facsimile:  215-441-3908

with copies to:                    BLANK ROME LLP
                                   One Logan Square, 10th Floor
                                   Philadelphia, PA  19103
                                   Attn:  Samuel H. Becker, Esq.
                                   Telephone:  (215) 569-5746
                                   Facsimile:  (215) 569-5555




        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                                     CITIZENS BANK OF PENNSYLVANIA,
                                     for itself and as Administrative Agent


                                     By:
                                        ---------------------------------------
                                        Leslie Broderick
                                        Vice President


                                     Address for Notices:

                                     Citizens Bank of Pennsylvania
                                     Citizens Gateway Center
                                     3025 Chemical Road, Suite 300
                                     Plymouth Meeting, PA  19462-1739
                                     Attn: Leslie Broderick, Vice President
                                     Telephone: (484) 530-7144
                                     Facsimile: (610) 941-4136

with copies to:                      Drinker Biddle & Reath LLP
                                     One Logan Square, 18th & Cherry Streets
                                     Philadelphia, PA  19103
                                     Attn:  Jill E. Bronson, Esq.
                                     Telephone:  (215) 988-2665
                                     Facsimile:  (215) 988-2757


        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                                NATIONAL CITY BANK, as a Lender, as Joint Lead Arranger and Syndication Agent


                                By:
                                   --------------------------------------------
                                         Name:
                                         Title:


                                Address for Notices:
                                --------------------



        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                             WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                             Lender and as a Documentation Agent


                             By:
                                ----------------------------------------
                                      Name:
                                      Title:


                             Address for Notices:
                             --------------------







        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                                        BANK OF AMERICA, N.A. (successor by
                                        merger to Fleet National Bank, a
                                        national banking association organized
                                        and existing under the laws of the
                                        United States of America), as a Lender
                                        and a Documentation Agent


                                        By:
                                           ------------------------------------
                                                 Name:
                                                 Title:


                                        Address for Notices:
                                        --------------------








        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                               HSBC BANK USA, NATIONAL ASSOCIATION, as a
                               Lender and Co-Agent

                               By:
                                   ------------------------------------------
                                        Name:
                                        Title:

                               Address for Notices:
                               --------------------










        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                              FIFTH THIRD BANK, as a Lender


                              By:
                                 -----------------------------------------
                                       Name:
                                       Title:


                              Address for Notices:








        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                                MANUFACTURERS AND TRADERS TRUST
                                COMPANY, as a Lender


                                By:
                                   -------------------------------------------
                                         Name:
                                         Title:


                                Address for Notices:
                                --------------------





        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                                US BANK NATIONAL ASSOCIATION, as a Lender


                                By:
                                   ---------------------------------------
                                         Name:
                                         Title:


                                Address for Notices:
                                --------------------








        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                              PNC BANK, NATIONAL ASSOCIATION, as a Lender


                              By:
                                 ------------------------------------------
                                       Name:
                                       Title:


                              Address for Notices:
                              --------------------








        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                               PROVIDENT BANK, as a Lender


                               By:
                                  ---------------------------------------
                                        Name:
                                        Title:


                               Address for Notices:
                               --------------------










        [SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT]

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I         CREDIT FACILITIES..............................................................................2

         1.1      Loans..........................................................................................2
         1.2      Manner Of Borrowing............................................................................4
         1.3      Repayments.....................................................................................5
         1.4      Prepayments....................................................................................5
         1.5      Payments By The Borrower In General............................................................7
         1.6      RC Commitment Reductions.......................................................................8
         1.7      Interest.......................................................................................9
         1.8      Fees..........................................................................................11
         1.9      Computation Of Interest And Fees..............................................................12
         1.10     Promissory Notes; Records Of Account..........................................................12
         1.11     Pro Rata Treatment............................................................................12
         1.12     Taxes On Payments.............................................................................12
         1.13     Registered Notes And Loans....................................................................14
         1.14     Issuance Of Letters Of Credit.................................................................15
         1.15     Designation of Additional Borrowers...........................................................21


ARTICLE II        YIELD PROTECTION AND BREAKAGE INDEMNITY.......................................................22

         2.1      Mandatory Suspension And Conversion Of LIBO Rate Loans........................................22
         2.2      Regulatory Changes............................................................................23
         2.3      Capital And Reserve Requirements..............................................................24
         2.4      Breakage......................................................................................24
         2.5      Determinations................................................................................24
         2.6      Replacement Of Lenders........................................................................25
         2.7      Change Of Lending Office......................................................................26


ARTICLE III       CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FUNDINGS.........................................26

         3.1      Conditions To Initial Loans...................................................................26
         3.2      Conditions To All Loans.......................................................................29
         3.3      Closing Date Funding Matters..................................................................30
         3.4      Existing Credit Agreement ....................................................................30


ARTICLE IV        REPRESENTATIONS AND WARRANTIES................................................................31

         4.1      Representations And Warranties................................................................31
         4.2      Representations And Warranties Absolute.......................................................38

                                       -i-

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE

ARTICLE V         AFFIRMATIVE COVENANTS.........................................................................39

         5.1      Basic Reporting Requirements..................................................................39
         5.2      Insurance.....................................................................................41
         5.3      Payment Of Taxes And Other Potential Charges And Priority Claims..............................42
         5.4      Preservation Of Corporate Status..............................................................43
         5.5      Governmental Approvals And Filings............................................................43
         5.6      Maintenance Of Properties.....................................................................43
         5.7      Avoidance Of Other Conflicts..................................................................43
         5.8      Financial Accounting Practices................................................................44
         5.9      Use Of Proceeds...............................................................................44
         5.10     Continuation Of Or Change In Business.........................................................44
         5.11     Consolidated Tax Return.......................................................................44
         5.12     Fiscal Year...................................................................................44
         5.13     Bank Accounts.................................................................................44
         5.14     Submission Of Collateral Documents............................................................45
         5.15     Collection Of Accounts........................................................................45
         5.16     Subsidiaries As Guarantors and Non-Guarantor Subsidiaries; Restricted and Unrestricted
                  Subsidiaries..................................................................................45
         5.17     Update Of Schedules...........................................................................47
         5.18     Compliance With Laws..........................................................................47
         5.19     Payment of Existing Subordinated Debt.........................................................47
         5.20     Hedging Agreements............................................................................47


ARTICLE VI        NEGATIVE COVENANTS............................................................................48

         6.1      Financial Covenants...........................................................................48
         6.2      Liens.........................................................................................49
         6.3      Indebtedness..................................................................................50
         6.4      Guaranties, Etc...............................................................................51
         6.5      Loans, Advances And Investments...............................................................51
         6.6      Dividends And Related Distributions...........................................................54
         6.7      Sale-Leasebacks...............................................................................54
         6.8      Leases........................................................................................55
         6.9      Mergers, Acquisitions, Etc....................................................................55
         6.10     Dispositions Of Properties....................................................................55
         6.11     Stock Issuances...............................................................................56
         6.12     Dealings With Affiliates......................................................................56
         6.13     Limitation On Payments Of Subordinated Debt...................................................57
         6.14     Limitation On Other Restrictions On Liens.....................................................57
         6.15     Limitation On Other Restrictions On Amendment Of The Loan Documents, Etc......................58
         6.16     Limitation on Transactions with Unrestricted Subsidiaries, Etc................................58

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE

ARTICLE VII       DEFAULTS......................................................................................59

         7.1      Events Of Default.............................................................................59
         7.2      Consequences Of An Event Of Default...........................................................62
         7.3      Application Of Proceeds.......................................................................63


ARTICLE VIII  THE ADMINISTRATIVE AGENT..........................................................................64

         8.1      Appointment...................................................................................64
         8.2      General Nature Of Administrative Agent's Duties...............................................64
         8.3      Exercise Of Powers............................................................................65
         8.4      General Exculpatory Provisions................................................................65
         8.5      Administration By The Administrative Agent....................................................66
         8.6      Lenders Not Relying On Administrative Agent Or Other Lenders..................................67
         8.7      Indemnification...............................................................................67
         8.8      Administrative Agent's Records................................................................68
         8.9      Successor Administrative Agent................................................................68
         8.10     Additional Agents.............................................................................69
         8.11     Calculations..................................................................................69
         8.12     Administrative Agent In Its Individual Capacity...............................................69


ARTICLE IX        SPECIAL INTER-COMPANY PROVISIONS..............................................................70

         9.1      Acknowledgements of Synergies and Inter-dependence............................................70
         9.2      Certain Inter-Company Agreements..............................................................70
         9.3      Borrower's Records............................................................................71


ARTICLE X         DEFINITIONS; CONSTRUCTION.....................................................................71

         10.1     Certain Definitions...........................................................................71
         10.2     Construction..................................................................................93
         10.3     Accounting Principles.........................................................................94


ARTICLE XI        MISCELLANEOUS.................................................................................95

         11.1     Notices.......................................................................................95
         11.2     Prior Understandings; Entire Agreement........................................................96
         11.3     Severability..................................................................................96
         11.4     Descriptive Headings..........................................................................96
         11.5     Governing Law.................................................................................96


                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE

         11.6     Non-Merger Of Remedies........................................................................97
         11.7     No Implied Waiver; Cumulative Remedies........................................................97
         11.8     Amendments; Waivers...........................................................................97
         11.9     Successors And Assigns........................................................................99
         11.10    Counterparts; Effectiveness; Electronic Execution............................................101
         11.11    Maximum Lawful Interest Rate.................................................................102
         11.12    Indemnification by the Borrower..............................................................102
         11.13    Expenses.....................................................................................103
         11.14    Treatment of Certain Information; Confidentiality............................................104
         11.15    Maximum Amount Of Joint And Several Liability................................................105
         11.16    Authorization Of Borrower By Other Restricted Subsidiaries...................................105
         11.17    Certain Waivers By Borrower..................................................................105
         11.18    Set-Off......................................................................................106
         11.19    Sharing Of Collections.......................................................................106
         11.20    Other Loan Documents.........................................................................107
         11.21    Certain Borrower Acknowledgements............................................................107
         11.22    Consent To Jurisdiction, Service And Venue; Waiver Of Jury Trial; Damages....................107
         11.23    Most Favored Borrower........................................................................108
         11.24    PATRIOT Act Notice...........................................................................108
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